INDENTURE, dated as of March 23, 1994, between LSI LOGIC CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 1551 McCarthy Boulevard, Milpitas, California 95035 (herein called the "Company", as more fully set forth in Section 1.1), and THE FIRST NATIONAL BANK OF BOSTON, a national banking association duly organized and existing under the laws of the United States (herein called the "Trustee", as more fully set forth in Section 1.1), having its principal Corporate Trust Office at Blue Hills Office Park, 150 Royall Street, Canton, Massachusetts 02021.


                      RECITALS OF THE COMPANY


          The Company has duly authorized the creation of an issue of its 5-1/2% Convertible Subordinated Notes due 2001 (herein called the "Notes") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

          All things necessary to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.


          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes as follows:


                             ARTICLE 1

                 DEFINITIONS AND OTHER PROVISIONS
                      OF GENERAL APPLICATION

          SECTION 1.1  Definitions.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP prevailing at the time of any relevant computation hereunder; and

          (3) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          "Act", when used with respect to any Holder of a Note, has the meaning specified in Section 1.3.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Authenticating Agent" means any Person named as Authenticating Agent pursuant to Section 6.12.

          "Beneficial Owner", when used with respect to Notes represented by a Global Note, means the Person who is the beneficial owner of such Notes as reflected on the books of the Depositary or on the books of a Person maintaining an account with the Depositary (directly or as or through an indirect participant, in accordance with the rules of the Depositary).

          "Board of Directors" (i) when used with respect to the definitions of the terms "Change of Control" and "Continuing Directors" herein, means the board of directors of the Company and
(ii) in all other cases, means either the board of directors of the Company or any committee of that board empowered to act for it with respect to this Indenture.

          "Board Resolution" means a resolution duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Company to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.

          "Business Day" means each Monday, Tuesday, Wednesday,
Thursday and Friday which is not a day on which banking institutions in San Francisco, California, New York, New York or
Canton, Massachusetts are authorized or obligated by law to close.

          "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

          "Certificated Note" means a Note other than a Global
Note.

          "Change in Control" means an event or series of events as a result of which (i) any "person" or "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares representing more than 50% of the combined voting power of the then outstanding Voting Stock of the Company;
(ii) the Company consolidates with or merges into any other Person, or conveys, transfers or leases all or substantially all of its assets to any Person, or any other Person merges into the Company, and, in the case of any such transaction, the outstanding Common Stock of the Company is changed or exchanged as a result, unless the stockholders of the Company immediately before such transaction own, directly or indirectly immediately following such transaction, at least 51% of the combined voting power of the outstanding voting securities of the Person resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction; or (iii) at any time Continuing Directors do not constitute a majority of the Board of Directors of the Company (or, if applicable, a successor corporation to the Company). Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred if either
(x) the Quoted Price of the Common Stock for any five trading days during the ten trading days immediately preceding the Change in Control is at least equal to 105% of the Conversion Price in effect on such day or (y) at least 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions otherwise constituting the Change in Control consists of common stock or securities convertible into common stock that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States.

          "Closing Date" means March 23, 1994 or such later date on which the Notes may be delivered pursuant to the Purchase
Agreement.

          "Common Stock" means the common stock issuable upon conversion of Notes which, subject to the provisions of
Section 12.11, includes only shares of the class designated as Common Stock, par value $0.01 per share, of the Company at the date of this instrument or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

          "Company" means the corporation named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

          "Company Notice" has the meaning specified in
Section 11.5.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by the Chairman of the Board, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant
Secretary of the Company and delivered to the Trustee.

          "Constituent Person" has the meaning specified in
Section 12.11.

          "Continuing Director" means at any date a member of the Board of Directors (i) who was a member of such board on the Closing Date or (ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election.

          "Conversion Agent" means any Person authorized by the Company pursuant to Section 10.2 to convert Notes in accordance with Article Twelve.

          "Conversion Price" has the meaning specified in
Section 12.1.

          "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be administered (which at the date of this Indenture is located at the place specified in the first paragraph of this instrument).

          "corporation" includes corporations, associations, companies and business trusts.

          "Custodian" means The First National Bank of Boston, as custodian with respect to the Notes in global form, or any successor entity thereto.

          "Default" shall mean any event that is, or after notice or passage of time, or both, would be, an Event of Default.

          "Default Notice" has the meaning specified in Section
13.1.

          "Defaulted Interest" has the meaning specified in
Section 3.7.

          "Depositary" means the depositary for the Global Note named herein or any successor thereto, which is designated by the Company, until a successor Depositary shall have become so designated and thereafter "Depositary" shall mean such successor Depositary. The initial Depositary shall be The Depository Trust Company, New York, New York. Any Depositary shall be a clearing agency registered as such under the Exchange Act.

          "Designated Event" means a Change of Control or a Termination of Trading.

          "Distributions" has the meaning specified in paragraph
(4) of Section 12.4.

          "Distribution Date Market Capitalization" has the meaning specified in paragraph (4) of Section 12.4.

          "Distribution Date Outstanding Stock" has the meaning specified in paragraph (4) of Section 12.4.

          "Dollar" or "$" means a Dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

          "Event of Default" has the meaning specified in
Section 5.1.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Excess Distribution" has the meaning specified in
Section 12.4(4).

          "Existing Debentures" has the meaning specified in
Section 5.1.

          "Excess Purchase Amount" has the meaning specified in paragraph (4) of Section 12.4.

          "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

          "Global Note" means a Note or Notes in global form representing all or part of the Notes which is executed by the Company and authenticated and delivered to the Depositary or pursuant to the Depositary's instructions, all in accordance with this Indenture and pursuant to a Company Order, which shall be registered in the name of the Depositary or its nominee and which shall represent the amount of Notes as specified therein.

          "Holder", when used with respect to any Note, means the Person in whose name the Note is registered in the Register.

          "Indebtedness" means, with respect to any Person, (i) any obligation, contingent or otherwise, of such Person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof),
(b) evidenced by a note, debenture, bond or written instrument (including a purchase money obligation), (c) for the payment of any money under a Capital Lease or (d) in respect of letters of credit (including reimbursement obligations with respect thereto), local guarantees or bankers' acceptances; (ii) any obligation of others of the type described in clause (i) above or clause (iii), (iv) or
(v) below assumed by or guaranteed in any manner by such Person or in effect guaranteed by such Person through an agreement to purchase, contingent or otherwise (and the obligations of such Person under any such assumptions, guarantees or other such arrangements); (iii) any obligation secured by a mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance to which the property or assets of such Person are subject, whether or not the obligation secured thereby shall have been assumed by or shall otherwise be such Person's legal liability; (iv) to the extent not otherwise included, obligations of such Person under interest rate and currency swap agreements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements; and (v) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii), (iii) or
(iv).

          "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

          "Institutional Accredited Investor" means an institutional "accredited investor" as defined in Rule 501(a)(1),
(2), (3) or (7) under the Securities Act.

          "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

          "Maturity", when used with respect to the payment of principal of any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by acceleration, call for redemption, exercise of a Repurchase Right or otherwise.

          "Non-Electing Share" has the meaning specified in
Section 12.11.

          "Notes" has the meaning ascribed to it in the first paragraph under the caption "Recitals of the Company".

          "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant
Secretary of the Company, and delivered to the Trustee.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company (and may include employees of the Company).

          "Outstanding", when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

          (i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

         (ii) Notes for the payment or redemption of which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes, provided that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture; and

        (iii) Notes which have been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes are present at a meeting of Holders of Notes for quorum purposes or have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such determination as to the presence of a quorum or upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.

          "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company.

          "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

          "PORTAL Market" shall mean the Private Offerings, Resales and Trading through Automated Linkages Market operated by the National Association of Securities Dealers, Inc. or any successor thereto.

          "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

          "Purchase Agreement" means the Purchase Agreement dated
March 16, 1994 between the Company and Lehman Brothers Inc.,
Prudential Securities Incorporated and Montgomery Securities providing for the purchase of the Notes.

          "Purchase Date Market Capitalization" has the meaning specified in paragraph (4) of Section 12.4.

          "Purchase Date Outstanding Stock" has the meaning specified in paragraph (4) Section 12.4.

          "Qualified Institutional Buyer" or "QIB" means a
"qualified institutional buyer" as defined in Rule 144A under the Securities Act.

          "Quoted Price" shall mean, with respect to any day,
(i) the last reported sale price of Common Stock on the New York Stock Exchange, or (ii) if the Common Stock is not listed on the New York Stock Exchange but is listed or admitted for trading on any other national securities exchange, the last sale price, or the closing bid price if no sale occurred, of such class of stock on the principal securities exchange on which such class of stock is listed, or (iii) if not so listed or admitted for trading, the last reported sale price of Common Stock on the Nasdaq National Market, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (iv) if not quoted as described in clause (iii), the mean between the high bid and low asked quotations for Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for such class of stock on at least fifteen of the thirty days. If the Common Stock is quoted on a national securities or central market system, in lieu of a market or quotation system described above, the Quoted Price shall be determined in the manner set forth in clause (iv) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause
(ii) of the preceding sentence if actual transactions are reported.

          "Record Date" means either a Regular Record Date or a Special Record Date, as the case may be.

          "Redemption Date", when used with respect to any Note to be redeemed means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price", when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

          "Register" and "Registrar" have the respective meanings specified in Section 3.5.

          "Regular Record Date" for the interest payable on any Interest Payment Date means the March 1 (whether or not a Business
Day) next preceding a March 15 Interest Payment Date and the September 1 (whether or not a Business Day) next preceding a September 15 Interest Payment Date.

          "Repurchase Date", when used with respect to any Note to be repurchased means the date fixed for such repurchase by or pursuant to this Indenture pursuant to Section 11.5.

          "Repurchase Right" has the meaning specified in the form of Note set forth in Section 2.2.

          "Responsible Officer", when used with respect to the Trustee, means any trust officer in the Corporate Trust Office of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Notes" means the Notes defined as such in
Section 2.5.

          "Rights" has the meaning specified in Section 12.4.

          "Rights Plan" means the Preferred Shares Purchase
Agreement, dated November 11, 1988, between the Company and The
First National Bank of Boston (as successor to Bank of America, N.T & S.A.), as amended from time to time.

          "Rule 144A Information" has the meaning specified in
Section 10.11.

          "Securities" has the meaning specified in paragraph (4) of Section 12.4.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Senior Debt" means the principal of, premium, if any, and interest on, rent under, and any other amounts due on or in connection with any Indebtedness of the Company (including, without limitation, fees, costs, expenses and any interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, but only to the extent allowed or permitted to the holder of such Indebtedness against the bankruptcy or other insolvency estate of the Company in such proceeding), whether outstanding on the date of the Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to the foregoing); provided, however, that Senior Debt does not include
(w) Indebtedness evidenced by the Notes and the Existing Debentures, (x) Indebtedness of the Company to any subsidiary of the Company, a majority of the voting stock of which is owned by the Company except to the extent such Indebtedness is pledged by such subsidiary as security for any Senior Debt, (y) accounts payable of the Company to trade creditors arising in the ordinary course of business, and (z) any particular Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to, or is pari passu with, or is subordinated or junior to, the Notes.

          "Special Record Date" for the payment of any Defaulted
Interest means a date fixed by the Trustee pursuant to Section 3.7.

          "Stated Maturity", when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

          "Subsidiary" of any specified Person shall mean (i) a corporation a majority of whose capital stock with voting power under ordinary circumstances, to elect directors is at the time directly or indirectly owned by such person, or (ii) any other Person (other than a corporation) in which such Person or such Person and a subsidiary or subsidiaries of such Person or a subsidiary or subsidiaries of such Person directly or indirectly, at the date of determination thereof, has at least majority ownership.

          "Successor Corporation" has the meaning specified in
Section 7.1.

          "Termination of Trading" means such time as the Common
Stock (or other common stock into which the Notes are then convertible) is neither listed for trading on a United States national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.

          "Transfer Agent" means any Person, which may be the Company, authorized by the Company to exchange or register the transfer of Notes.

          "Trigger Event" has the meaning specified in paragraph
(4) of Section 12.4.

          "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture, except as provided in Section 8.4 and 12.11; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term "Trust Indenture Act" shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "Vice President", when used with respect to the Company, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

          "Voting Stock" means the capital stock of a corporation having voting power to elect directors under ordinary circumstances (irrespective of whether at the time capital stock of any other class or classes of capital stock of such corporation shall or might have voting power upon the occurrence of any contingency).

          SECTION 1.2  Form of Documents Delivered to Trustee.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows that the Opinion of Counsel with respect to the matters upon which such certificate or opinion is based are erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, that the certificate or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, if requested by the Trustee, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such Counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          SECTION 1.3  Acts of Holders of Notes.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Notes may be embodied in and evidenced by (1) one or more instruments of substantially similar tenor signed by such Holders in person or by agent or proxy duly appointed in writing, (2) the record of Holders of Notes voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Notes duly called and held in accordance with the provisions of Article Nine or (3) a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders of Notes signing such instrument or instruments and so voting at such meeting. Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company if made in the manner provided in this Section. The record of any meeting of Holders of Notes shall be proved in the manner provided in Section 9.6.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The ownership of Notes shall be proved by the Register or by a certificate from the Registrar.

          (c) The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.

          (d) The principal amount and serial numbers of Notes held by any Person, and the date of his holding the same, shall be proved by the Register.

          (e) Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holders of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

          SECTION 1.4  Notices, Etc., to Trustee and Company.

          Any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders of Notes or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder of Notes or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration (LSI Logic Corporation Convertible Subordinated Notes Due 2001), or

          (2) the Company by the Trustee or by any Holder of Notes shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing, mailed, first-class postage prepaid, or telexed or telecopied and confirmed by mail, first-class postage prepaid, addressed to it at 1551 McCarthy Boulevard, Milpitas, California, 95035 (Telecopy No.: (408) 433-6896), to the attention of its General Counsel, with a copy to its Chief Financial Officer, or at any other address otherwise furnished in writing to the Trustee by the Company.

          Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language.

          SECTION 1.5  Notice to Holders of Notes; Waiver.

          Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of Notes of any event, such notice shall be sufficiently given to Holders of Notes if given in writing and mailed, first-class postage prepaid, to each Holder of a Note affected by such event, at the address of such Holder as it appears in the Register, not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice.

          In any case where notice to Holders of Notes is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Note shall affect the sufficiency of such notice with respect to other Holders of Notes. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders of Notes as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

          Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          SECTION 1.6  Effect of Headings and Table of Contents.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 1.7  Successors and Assigns.

          All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

          SECTION 1.8  Separability Clause.

          In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 1.9  Benefits of Indenture.

          Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Debt and the Holders of Notes, any benefit or legal or equitable right, remedy or claim under this Indenture.

          SECTION 1.10  Governing Law.

          THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK
WITHOUT REFERENCE TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

          SECTION 1.11  Legal Holidays.

          In any case where any Interest Payment Date, Redemption Date, Repurchase Date or Stated Maturity of any Note or the last day on which a Holder of a Note has a right to convert his Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (and premium, if any) or interest, or conversion of the Notes, need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repurchase Date or at the Stated Maturity or on such last day for conversion, provided, that in the case that payment is made on such succeeding Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Repurchase Date or Stated Maturity, as the case may be.

          SECTION 1.12  No Security Interest Created.

          Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to create a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction where property of the Company or its subsidiaries is located.

          SECTION 1.13  Trust Indenture Act.

          This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified (and required to be qualified) under the Trust Indenture Act; provided, however, that, notwithstanding the foregoing, this Indenture and the Notes issued hereunder shall not be subject to the provisions of subsections
(a)(1), (a)(2) and (a)(3), (c) and (e) of Section 314 of the Trust Indenture Act as now in effect or as hereafter amended or modified.


                             ARTICLE 2

                           FORM OF NOTE

          SECTION 2.1  Form Generally.

          The Notes shall be in substantially the form set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of the Securities Act and any rules or regulation promulgated thereunder any securities exchange, the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder, any securities clearance or settlement organization, or as may be approved, consistent herewith, by the officers executing such Notes, as evidenced by their execution thereof.

          The Trustee's and Authenticating Agent's certificates of authentication shall be in substantially the forms set forth in Sections 2.3 and 6.12, respectively.

          Conversion notices shall be in substantially the form set forth in Section 2.4.

          Assignment notices shall be in substantially the form set forth in Section 2.6.

          Restricted Notes shall bear a legend as set forth in Sections 2.2 and 2.5.

          Each Global Note shall have a Schedule of Exchanges,
Conversions, Redemptions, Cancellations and Transfers as set forth in Section 2.7.

          The definitive Notes shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by such execution.

          SECTION 2.2  Forms of Notes.

                      [FORM OF FACE OF NOTE]

     Legend if Note is a Restricted Note:

          THE NOTE EVIDENCED HEREBY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER
     (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR") OR
     (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE NOTE EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION; (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THE NOTE EVIDENCED HEREBY RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE EXCEPT (A) TO LSI LOGIC CORPORATION (THE "COMPANY") OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE FIRST NATIONAL BANK OF BOSTON, AS TRUSTEE, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTE EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, OR (E) IN A TRANSACTION OF A TYPE OTHER THAN THOSE DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C) OR (D) IN CONNECTION WITH WHICH THE COMPANY SHALL HAVE RECEIVED A LEGAL OPINION, IN FORM AND SUBSTANCE SATISFACTORY TO IT AND ITS COUNSEL TO THE EFFECT THAT THE PROPOSED TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE NOTE EVIDENCED HEREBY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH NOTE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE FIRST NATIONAL BANK OF BOSTON, AS TRUSTEE. IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE
     (2)(C), (D) OR (E) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE FIRST NATIONAL BANK OF BOSTON, AS TRUSTEE, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THREE YEARS FROM THE ORIGINAL ISSUANCE OF THE NOTE EVIDENCED HEREBY. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.]

          [Legend if Note is a Global Note to be deposited for securities clearance and settlement through the facilities of The Depository Trust Company:

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                       LSI LOGIC CORPORATION
            5-1/2% CONVERTIBLE SUBORDINATED NOTE DUE 2001

No.                                     $_______________


     LSI LOGIC CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "Company"), which term includes any successor corpora-tion under the Indenture referred to on the reverse hereof, for value received hereby promises to pay to _________________________________, or registered assigns, the principal sum of _______________ on March 15, 2001, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on March 15 and September 15 of each year (each an "Interest Payment Date"), commencing September 15, 1994, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note, from the March 15 or September 15, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on the Notes, in which case from March 23, 1994, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any March 1 or September 1, (each, a "Regular Record Date"), as the case may be, and before the following March 15 or September 15, this Note shall bear interest from such March 15 or September 15, respectively; provided, however, that if the Company shall default in the payment of interest due on such March 15 or September 15, then this Note shall bear interest from the next preceding March 15 or September 15 to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on such Note, from March 23, 1994. The interest so payable on any March 15 or September 15 will be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the record date, which shall be the March 1 or September 1 (whether or not a Business Day) next preceding such March 15 or September 15, respectively; provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Interest may, at the option of the Company, be paid by check mailed to the registered address of such person; provided that, with respect to any holder of Notes with an aggregate principal amount equal to or in excess of $5,000,000, at the request of such holder in writing to the Company, interest on such holder's Notes shall be paid by wire transfer in New York Clearing House funds.

     [Include for Global Notes - The aggregate principal amount of the Note in global form represented hereby may from time to time be reduced or increased to reflect exchanges of a part of this Note in global form for definitive Notes or exchanges of definitive Notes for a part of this Note in global form or conversions or redemptions of a part of this Note in global form or cancellations of a part of this Note in global form or transfers of definitive Notes in return for a part of this Note in global form or transfers of a part of this Note in global form effected by delivery of definitive Notes, in each case, and in any such case, by means of notations on the Schedule of Exchanges, Conversions, Redemptions, Cancellations and Transfers on the last page hereof. Notwithstanding any provision of this Note to the contrary, (i) exchanges of a part of this Note in global form for definitive Notes, (ii) exchanges of definitive Notes for a part of this Note in global form, (iii) conversions or redemptions of a part of this
Note in global form, (iv) cancellations of a part of this Note in global form, (v) transfers of definitive Notes in return for a part of this Note in global form and (vi) transfers of a part of this
Note in global form effected by delivery of definitive Notes may be effected without the surrendering of this Note in global form, provided that appropriate notations on the Schedule of Exchanges, Conversions, Redemptions, Cancellations and Transfers are made by the Trustee, or the Custodian at the direction of the Trustee, to reflect the appropriate reduction or increase, as the case may be, in the aggregate principal amount of this Note in global form resulting therefrom or as a consequence thereof.]

     Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal of and premium, if any, and interest on the Notes to the prior payment in full of all Senior Debt as defined in the Indenture and provisions giving the holder of this Note the right to convert this Note into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenti-cating agent under the Indenture.

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.


                              LSI LOGIC CORPORATION


                              BY:_______________________________
                                 AUTHORIZED OFFICER


Dated:_____________________________


ATTEST: __________________________________
                 SECRETARY

                     [FORM OF REVERSE OF NOTE]

                       LSI LOGIC CORPORATION

            5-1/2% CONVERTIBLE SUBORDINATED NOTE DUE 2001

     This Note is one of a duly authorized issue of Notes of the Company, designated as its 5-1/2% Convertible Subordinated Notes due 2001 (herein called the "Notes"), limited to the aggregate principal amount of $143,750,000 all issued or to be issued under and pursuant to an Indenture dated as of March 23, 1994 (herein called the "Indenture"), between the Company and The First National Bank of Boston (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and accrued interest on all Notes may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption thereof, change in a manner adverse to holders the obligation of the Company to repurchase the Notes at the option of the holders upon the occur-rence of a Designated Event, subject to the terms of the Indenture, or impair or affect the right of any Noteholder to institute suit for the payment thereof, or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency other than that provided in the Notes, or modify the provisions of the Indenture with respect to the subordination of the Notes in a manner adverse to the Noteholders, or impair the right to convert the Notes into Common Stock subject to the terms set forth in the Indenture, including Section 12.11 thereof, without the consent of the holder of each Note so affected or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Notes, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except a default in the payment of interest or any premium on or the principal of any of the Notes, a failure by the Company to convert any Notes into Common Stock of the Company or a default in respect of a covenant or provision of the Indenture which under Article 8 thereof cannot be modified or amended without the consent of the holders of all Notes then outstanding. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

     The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, expressly subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Company, as defined in the Indenture, whether outstanding at the date of the Indenture or thereafter incurred, and this Note is issued subject to the provisions of the Indenture with respect to such subordination. Each holder of this Note, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney in fact for such purpose.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

     Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months and in the case of an incomplete month, interest shall be computed on the basis of the number of days elapsed.

     The Notes are issuable in registered form without coupons in denominations of $250,000 principal amount and integral multiples of $1,000 in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

     The Notes will not be redeemable at the option of the Company prior to March 18, 1997. On or after such date and prior to maturity the Notes may be redeemed at the option of the Company as a whole, or from time to time in part in denomination of $250,000 principal amount and integral multiples of $1,000 in excess thereof, upon mailing a notice of such redemption not less than 30 nor more than 60 days before the date fixed for redemption (the "Redemption Date") to the holders of Notes at their last registered addresses, all as provided in the Indenture, at the following optional redemption prices (expressed as percentages of the principal amount), together in each case with accrued interest to the Redemption Date.

     If redeemed during the 12-month period beginning March 15:

 Year       Percentage       Year       Percentage
1997         102%            1998          101%

and thereafter at 100%; provided that if the Redemption Date is a March 15 or September 15, then the interest payable on such Redemption Date shall be paid to the holder of record as of the next preceding March 1 or September 1, respectively.

     Upon the occurrence of a Designated Event, the holder of the Note shall have the right (the "Repurchase Right"), at the Holder's option, to require the Company to repurchase the principal amount of this Note or any portion of such principal amount, which is $250,000 or an integral multiple of $1,000 in excess thereof (provided that the principal amount of any portion hereof not so submitted for repurchase is equal to or in excess of $250,000), on the date (the "Repurchase Date") that is 45 days after the date of the Company Notice (as defined below) at a price equal to 100% of the principal amount of this Note, plus accrued interest, if any, to the Repurchase Date; provided that if such Repurchase Date is March 15 or September 15, then the interest payable on such Repurchase Date shall be paid to the holder of record of the Note on the next preceding March 1 or September 1, respectively.

     Within 30 days after the occurrence of a Designated Event the Company is obligated to give notice (the "Company Notice") to the holders of this Note and the Trustee of the occurrence of such Designated Event and the Repurchase Right arising as a result thereof. To exercise the Repurchase Right, the holder of this Note must deliver on or before the 30th day after the date of the Company Notice irrevocable written notice to the Company (or an agent designated by the Company for such purpose) and the Trustee of the holder's exercise of such right together with the Notes with respect to which the right is being exercised, duly endorsed for transfer. The submission of such notice together with this Note pursuant to the exercise of a Repurchase Right will be irrevocable on the part of the holder (unless the Company fails to repurchase this Note or such portion hereof on the Repurchase Date) and the right to convert this Note or such portion hereof will expire upon such submission.

     Subject to the provisions of the Indenture, the holder hereof has the right, at its option, at any time after 60 days following the latest date of original issuance of the Notes and prior to the close of business on March 15, 2001, or, as to all or any portion hereof called for redemption, prior to the close of business on the Business Day next preceding the Redemption Date (unless the Company shall default in payment due upon redemption thereof), to convert the principal amount hereof or any portion of such principal amount which is $250,000 or any multiple of $1,000 in excess thereof (provided that the principal amount of any portion hereof not so converted is equal to or in excess of $250,000), into that number of fully paid and non-assessable shares of Common Stock, as said shares shall be constituted at the date of conversion, obtained by dividing the principal amount of this Note or the portion hereof to be converted by the conversion price of $24.50, as adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with a conversion notice as provided in the Indenture, to the Company at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, and, unless the shares issuable on conversion are to be issued in the same name as the holder of this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. No adjustment in respect of interest or dividends will be made upon any conversion; provided, however, that if this Note shall be surrendered for conversion during the period from the close of business on any record date for the payment of interest through the close of business on the Business Day next preceding the following interest payment date, this Note (unless it or the portion being converted shall have been called for redemption on a date in such period) must be accompanied by an amount, in funds acceptable to the Company, equal to the interest payable on such interest payment date on the principal amount being converted. No fractional shares will be issued upon any conversion, but an adjustment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion.

     Any Notes called for redemption, unless surrendered for conversion on or before the close of business on the Redemption Date, may be deemed to be purchased from the holder of such Notes at an amount equal to the applicable redemption price, together with accrued interest to the date fixed for redemption, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Notes from the holders thereof and convert them into Common Stock of the Company and to make payment for such Notes as aforesaid to the Trustee in trust for such holders.

     Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, The City of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Note registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor any other conversion agent nor any Note registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

     No recourse for the payment of the principal of or any premium or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     Terms used in this Note and defined in the Indenture are used herein as therein defined.

          SECTION 2.3  Form of Trustee's Certificate of
Authentication.

                   CERTIFICATE OF AUTHENTICATION


     This is one of the Notes described in the within-named
Indenture.



THE FIRST NATIONAL BANK OF BOSTON, as Trustee



                                   By:____________________________
                                         Authorized Signatory



          SECTION 2.4  Form of Conversion Notice.

CONVERSION NOTICE

To:  LSI Logic Corporation

     The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion hereof below designated (which is $250,000 or an integral multiple of $1,000 in excess thereof and provided that the principal amount of any portion hereof not so converted is equal to $250,000 or an integral multiple of $1,000 in excess thereof), into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, together with a check in payment for any fractional share and any Notes representing any unconverted principal amount hereof, which shares shall be issued and delivered to the registered holder hereof unless a different name has been indicated below. Any amount required to be paid by the undersigned on account of interest accompanies this Note. If shares or Notes not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and, if this is a Restricted Note (as defined in Section 2.5 of the Indenture), the undersigned is delivering herewith such certificates and other documents evidencing that the applicable restrictions on transfer have been complied with.

Date: ____________________
                                   ________________________________
Fill in for registration of        ________________________________
shares if to be issued, and                Signature(s)
Notes if to be delivered,
other than to and in the           Signature(s) must be guaranteed
name of the registered holder:     by a commercial bank or trust
                                   company or a member firm of a
___________________________        major stock exchange if shares
     (Name)                        of Common Stock are to be
                                   issued, or Notes to be
___________________________        delivered, other than to and in
    (Street Address)               the name of the registered
                                   holder.
___________________________
  (City, State & Zip Code)         _______________________________
Please print name and address           Signature Guarantee

                                   Principal amount to be converted
__________________________         (if less than all): $___________
 Social Security or Other          ($250,000 or an integral
Taxpayer Identification Number     multiple of $1,000 in excess
                                   thereof)

          SECTION 2.5  Legends on Restricted Notes.

          During the period beginning on the Closing Date and ending on the date three years from the Closing Date, subject to
Section 3.5, all Notes issued on the Closing Date pursuant to the Purchase Agreement, and all Notes issued upon registration of transfer of, or in exchange for, such Notes, shall be "Restricted Notes" and shall be subject to the restrictions on transfer provided in the legend set forth on the face of the forms of Note in Section 2.2; provided, however, that the term "Restricted Notes" shall not include (a) Notes which are issued upon transfer of, or in exchange for, Notes which are not Restricted Notes or (b) Notes as to which such restrictions on transfer have been terminated in accordance with Section 3.5. Notes shall bear the legend set forth on the face of the Note pursuant to Section 2.2 unless such Notes are not Restricted Notes.

          SECTION 2.6  Form of Notice of Assignment.

          Each Restricted Note shall contain a notice of assignment in substantially the form set forth below.

                  [Form of Notice of Assignment]

LSI LOGIC CORPORATION

5-1/2% CONVERTIBLE SUBORDINATED NOTES DUE 2001



     For value received ___________________________________________
hereby sell(s), assign(s) and transfer(s) unto
(Please include social security or other identifying number of assignee) the within Note, and hereby irrevocably constitutes and appoints attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

     In connection with any transfer of the within Note (or any issuance of shares of Common Stock upon conversion of the within
Note) occurring prior to the third anniversary of the date of original issuance of such Note, the undersigned confirms that such Note (or shares of Common Stock, as the case may be) are being transferred:


     [ ]  To LSI Logic Corporation or a subsidiary thereof; or

     [ ] To a qualified institutional buyer pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"); or


     [ ] To an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act ("Institutional Accredited Investor"); or

     [ ] Pursuant to and in compliance with Regulation S under the Securities Act; or


     [ ] In a transaction not described under (a), (b), (c) or (d) above, pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

     Unless one of the boxes above is checked and any additional requirements referred to in this paragraph have been satisfied, the Trustee will refuse to register any of the within Notes (or such shares of Common Stock, as the case may be) in the name of any person other than the registered holder thereof (or hereof). In the case of any proposed transfer pursuant to (c), (d) or (e), the holder must furnish the Trustee such other certifications, legal opinions or other information as it may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. In addition, in the case of a proposed transfer pursuant to (c) above, the holder must furnish to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the security evidenced hereby (which form of letter is available from the Trustee). In addition, in the case of a proposed transfer pursuant to (e) above, the holder must furnish to the Company a legal opinion, in form and substance satisfactory to the Company and its counsel, that such transaction is pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.


Dated:  ____________________*


_______________________________


_______________________________
Signature(s)


Signature(s) must be guaranteed
by a commercial bank or trust
company or a member firm of a
major stock exchange


_______________________________
Signature Guarantee


*To be dated the date of presentation or surrender

          SECTION 2.7 Form of Schedule of Exchanges, Conversions, Redemptions, Cancellations and Transfers for Global Notes.

          Each Global Note shall have a Schedule of Exchanges,
Conversions, Redemptions, Cancellations and Transfers made a part thereof in the following form:

                SCHEDULE OF EXCHANGES CONVERSIONS,
             REDEMPTIONS, CANCELLATIONS, AND TRANSFERS


     The following (i) exchanges of a part of this Note in global form for definitive Notes, (ii) exchanges of definitive Notes for a part of this Note in global form, (iii) conversions or redemptions of a part of this Note in global form, (iv) cancellations of a part of this Note in global form, (v) transfers of definitive Notes in return for a part of this Note in global form and (vi) transfers of a part of this Note in global form effected by delivery of definitive Notes have been made:


Date of
Exchange,       Amount of     Amount of      Principal Amount  Signature of
Conversion,     decrease in      increase in       of this Note    authorized
Redemption,    Principal Amount Principal Amount  in global form  officer or
Cancellation    of this Note     of this Note      following such   Trustee or
or Transfer   in global form  in global form  decrease of increase  Custodian



                             ARTICLE 3

                             THE NOTES

          SECTION 3.1  Title and Terms.

          The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $143,750,000 except for securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 3.4, 3.5, 3.6, 8.5, 11.8 or 12.2.

          The Notes shall be known and designated as the "5-1/2%
Convertible Subordinated Notes due 2001" of the Company.   Their
Stated Maturity shall be March 15, 2001 and they shall bear interest from March 23, 1994 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually in arrears on March 15 and September 15, in each year, commencing September 15, 1994, at the rate of 5-1/2% per annum until the principal thereof is paid or made available for payment.

          The principal of (and premium, if any) and interest on the Notes shall be payable as provided in the form of Notes set forth in Section 2.2 .

          The Notes shall be redeemable at the option of the Company, and shall have a Repurchase Right exercisable at the option of Holders, as provided in the form of Note set forth in
Section 2.2 and in Article 11.

          The Notes shall be convertible as provided in Article 12.

          The Notes shall be subordinated in right of payment to Senior Debt of the Company as provided in Article 13.

          SECTION 3.2  Denominations.

          The Notes shall be issuable only in fully registered form, without coupons, in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof.

          SECTION 3.3  Execution, Authentication, Delivery and
Dating.

          The Notes shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President or one of its Vice Presidents, under a facsimile of its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. Any such signature may be manual or facsimile.

          Notes bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes as in this Indenture provided and not otherwise.

          Each Note shall be dated the date of its authentication.

          No Note shall be entitled to any benefit under this Indenture, or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

          SECTION 3.4  Global Notes.

          So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, all Notes to be traded on the PORTAL Market shall be represented by a Global Note. The transfer and exchange of beneficial interests in such Global Note, which does not involve the issuance of a Certificated Note, shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor. Neither the Trustee nor the Custodian (in such respective capacities) will have any responsibility for the transfer and exchange of beneficial interests in such Global Note that does not involve the issuance of a Certificated Note.

          At any time at the request of a Beneficial Owner of a Global Note, such Beneficial Owner shall be entitled to obtain a Certificated Note upon written request to the Trustee and the Custodian in accordance with the standing instructions and procedures existing between the Depositary and the Custodian for the issuance thereof. Upon receipt of any such request, the Trustee or the Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of the Global Note to be reduced and, following such reduction, the Company will execute, and the Trustee will authenticate and deliver to such Beneficial Owner (or its nominee), a Certificated Note or Notes in the appropriate authorized aggre-gate principal amount in the name of such Beneficial Owner (or its nominee) and bearing such restrictive legends as may be required by this Indenture.

          Any transfer of a beneficial interest in a Global Note which cannot be effected through book-entry settlement must be effected by the delivery to the transferee (or its nominee) of a Certificated Note or Notes registered in the name of the transferee (or its nominee) on the books maintained by the Trustee. With respect to any such transfer, the Trustee or the Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of the Global Note to be reduced and, following such reduction, the Company will execute and the Trustee will authenticate and deliver to the transferee (or such transferee's nominee, as the case may be), a Note or Notes in the appropriate aggregate principal amount in the name of such transferee (or its nominee) and bearing such restrictive legends as may be required by this Indenture. In connection with any such transfer, the Trustee or the Custodian, at the direction of the Trustee, may request such representations and agreements relating to the restrictions on transfer of such Note or Notes from such transferee (or such transferee's nominee) as the Trustee (or the Custodian) may reasonably require.

          So long as the Notes are eligible for book-entry settlement, or unless otherwise required by law, upon any transfer of a Certificated Note to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, unless otherwise requested by the transferor, and upon receipt of the Certificated Note or Notes being so transferred, together with a certification from the transferor that the transferee is a Qualified Institutional Buyer (or other evidence satisfactory to the Trustee), the Trustee shall cancel such Certificated Note or Notes and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of the Global Note to be increased accordingly.

          Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Notes to be tradeable on the PORTAL Market or as may be required for the Notes to be tradeable on any other market developed for trading of securities pursuant to Rule 144A or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Notes may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

          Notwithstanding any other provision of this Section or
Section 3.5, unless and until it is exchanged in whole or in part for Certificated Notes, a Global Note representing all or a portion of the Notes may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          The Trustee shall deal with the Depositary and its participants as representatives of the Beneficial Owners of a Global Note for purposes of exercising the rights of the Holders hereunder and the rights of the Beneficial Owners of a Global Note shall be limited to those established by law and agreement between such Beneficial Owners and the Depositary and its participants. Inconsistent requests and directions from, and votes of, such representatives shall not be deemed to be inconsistent if they are made with respect to different Beneficial Owners.

          If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary shall no longer be registered or in good standing under the Exchange Act or other applicable statute or regulation, and the Company shall not have appointed a successor Depositary within 90 days, then the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver to the Persons specified by the Depositary, Certificated Notes, in an aggregate principal amount equal to the principal amount of the Global Note or Global Notes, in exchange for such Global Note or Global Notes.

          At such time as all interests in a Global Note have been redeemed, converted, repurchased or canceled, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Certificated Notes, redeemed, converted, repurchased, canceled, or transferred to a transferee who receives Certificated Notes therefor or any Certificated Note is exchanged or transferred for part of a Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

          SECTION 3.5  Registration, Registration of Transfer and
Exchange; Restrictions on Transfer.

            The Company shall cause to be maintained a register (the "Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed initial "Registrar" for the purpose of registering Notes and transfers of Notes as herein provided.

            Upon surrender for registration of transfer of any Note at an office or agency of the Company designated pursuant to
Section 10.2 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture (including Section 2.5).

          All Notes issued upon any registration of transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

          Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Trustee or the Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

          Every Restricted Note shall be subject to the restrictions on transfer provided in the legend required to be set forth on the face of each Restricted Note pursuant to Section 2.5, unless such restrictions on transfer shall be waived by the written consent of the Company, and the Holder of each Restricted Note, by such Holder's acceptance thereof, agrees to be bound by such restrictions on transfer. Whenever any Restricted Note is presented or surrendered for registration of transfer or for exchange for a Note registered in a name other than that of the Holder, (i) the notice of assignment set forth in Section 2.6 must be properly completed, dated the date of such surrender and signed by the Holder of such Restricted Note, and (ii) the Holder of such Restricted Note shall deliver, prior to such transfer, any other documents required by the Trustee, the Company or the Company's counsel pursuant to such notice of assignment, including in the case of any proposed transfer by a Holder to an Institutional Accredited Investor, a letter signed by such Institutional Accredited Investor substantially in the form of Exhibit A relating to certain representations and agreements regarding restrictions on transfer of such Restricted Note. Neither the Trustee nor any Transfer Agent shall be required to accept for such registration of transfer or exchange any Restricted Note if such conditions in the two preceding sentence have not been satisfied. Notwithstanding the preceding three sentences, any transfer of an interest in any Global Note by a QIB to a QIB through the facilities of The Depository Trust Company or any other United States securities clearance and settlement organization may be effected without delivery of any additional notices or documents to the Trustee, any Transfer Agent, the Company or the Company's counsel, provided that such transfer does not require a change in the name (other than to another nominee of The Depository Trust Company or such other securities clearance and settlement organization) in which such
Note is then registered with the Registrar. The restrictions imposed by this Section 3.5 and Section 2.5 upon the transferability of any particular Restricted Note shall cease and terminate upon the earlier of (i) the sale of such Restricted Note pursuant to an effective registration statement under the Securities Act and (ii) the expiration of three years after the Closing Date. The Company shall promptly inform the Trustee in writing of the effective date of any registration statement registering the Notes under the Securities Act. Any Note as to which such restrictions on transfer have expired in accordance with their terms or have been otherwise terminated may, upon surrender of such Note for exchange to the Trustee in accordance with the provisions of this Section 3.5, be exchanged for a new Note, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by Section 2.5. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with this paragraph.

          As used in the preceding paragraph, the term "transfer" encompasses any sale, transfer or other disposition of any securities referred to herein.

          No service charge shall be made to any Holder for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.4, 8.5, 11.8 or 12.2 not involving any transfer.

          In the event of a redemption in part, the Company will not be required (i) to register the transfer of or exchange Notes for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Notes called for such redemption; or (ii) to register the transfer of or exchange any such Note, or portion thereof, called for redemption.

          SECTION 3.6  Mutilated, Destroyed, Lost or Stolen Notes.


          If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          If there be delivered to the Company and the Trustee

          (1) evidence to their satisfaction of the destruction, loss or theft of any Note, and

          (2) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless,

then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion, but subject to any conversion rights, may, instead of issuing a new Note, pay such Note, upon satisfaction of the condition set forth in the preceding paragraph.

          Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and such new Note shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

          SECTION 3.7  Payment of Interest, Interest Rights
Preserved.

          Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Note (or one or more
Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.

          Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause
(1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid (by airmail in the case of any notice sent to an address outside the United States), to each Holder of Notes at the address of such Holder as it appears in the Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed reasonable and practicable by the Trustee.

           Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

          Except as provided below, in the case of any Note which is converted, interest accrued with respect to such Note to the date of conversion of such Note shall not be payable upon such conversion. In the case of any Note which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date, interest on the principal amount of such Note shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on such Regular Record Date. In the case of any Note converted on an Interest Payment Date, interest on the principal amount of such Note shall be paid on such Interest Payment Date to the registered Holder of such Note on the immediately preceding Regular Record Date.

          SECTION 3.8  Persons Deemed Owners.

           The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.7) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and notwithstanding any notice of ownership or writing thereon, or any notice of previous loss or theft or other interest therein.

          The Depositary shall be deemed to be the owner of any Global Note for all purposes, including receipt of notices to Noteholders and payment of principal of, and premium, if any and interest on the Notes. None of the Company, the Trustee (in its capacity as Trustee), any paying agent or the Note registrar (or co-registrar) will have any responsibility for any aspect of the records relating to or payments made on account of beneficial interests of a Note for maintaining, supervising or reviewing any records relating to the Beneficial Ownership thereof; provided, however, that the foregoing shall not apply to the Trustee or any other person acting in its capacity as Custodian.

          SECTION 3.9  Cancellation.

          All Notes surrendered for payment, redemption, repurchase, conversion, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered
to the Trustee.   All Notes so delivered shall be canceled promptly
by the Trustee and shall not be reissued. Unless the Trustee is instructed otherwise by the Company, all canceled Notes and any certificates in connection therewith held by the Trustee shall be delivered to the Company.

          SECTION 3.10  Computation of Interest.

          Interest shall be calculated on the basis of a 360-day year. Whenever it is necessary to compute an amount of interest in respect of any Note for a period of less than a full year, such interest shall be calculated on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

          SECTION 3.11  Temporary Notes.

          Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

          If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency of the Company designated pursuant to
Section 10.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.


                             ARTICLE 4

                    SATISFACTION AND DISCHARGE

          SECTION 4.1  Satisfaction and Discharge of Indenture.

          This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange or replacement of Notes herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (1)  either

               (A)  all Notes theretofore authenticated and
          delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3), have been delivered to the Trustee for cancellation; or

               (B) all such Notes not theretofore delivered to the Trustee for cancellation (other than Notes referred to in clause (i) or (ii) of clause (1)(A) above)

                      (i)   have become due and payable, or

                     (ii)   will have become due and payable at
               their Stated Maturity within one year, or

                    (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

          and the Company, in the case of clause (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds (immediately available to the Holders in the case of clause (i)) in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under
Section 6.7 shall survive and, if money shall have been deposited with the Trustee pursuant to clause (1)(B) of this Section, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3 shall survive. Funds held in trust pursuant to this Section are not subject to the provisions of Article 13.

          SECTION 4.2  Application of Trust Money.

          Subject to the provisions of the last paragraph of
Section 10.3, all money deposited with the Trustee pursuant to
Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

          All moneys deposited with the Trustee pursuant to
Section 4.1 (and held by it or any Paying Agent) for the payment of Notes subsequently converted (other than amounts payable as interest on any Note so converted as provided in Section 3.7) shall be returned to the Company upon Company Request.


                             ARTICLE 5

                             REMEDIES

          SECTION 5.1  Events of Default.

          "Event of Default", where used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article 13 or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) there shall be a failure by the Company to pay when due the principal of, or premium, if any, on any of the Notes at the Stated Maturity, upon redemption or exercise of a Repurchase
Right or otherwise; or

          (2) there shall be a failure by the Company to pay an installment of interest on any of the Notes for 30 days after the date when due; or

          (3) the Company shall fail to perform or observe any other term, covenant or agreement contained in the Notes or this Indenture for a period of 90 days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes; or

          (4) if any event of default shall have occurred under the Company's existing 6-1/4% Convertible Subordinated Notes due 2002 (the "Existing Debentures") or the indenture governing such Existing Debentures, which such event of default shall have resulted in the acceleration of principal of the Existing
Debentures; or

          (5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable United States federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

          (6) the commencement by the Company of a voluntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable United States federal or state law, or the consent by the Company to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

          SECTION 5.2  Acceleration of Maturity; Rescission and
Annulment.

          If an Event of Default specified in Section 5.1(5) or 5.1(6) occurs and is continuing, then automatically the principal of all the Notes and the interest thereon shall become immediately due and payable. If any other Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the Notes to be due and payable immediately at their principal amount together with accrued interest, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal amount and accrued interest shall become immediately due and payable.

          At any time after an acceleration and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such acceleration and its consequences if

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

               (A) all overdue interest on all Notes (other than interest which would have been due solely as a result of the declaration of acceleration of the maturity of any Notes),

               (B) the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes,

               (C) to the extent that payment of such interest is lawful, interest upon overdue interest (other than interest which would have been due solely as a result of the declaration of acceleration of the maturity of any Notes), at the rate borne by the Notes, and

               (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

          (2) all Events of Default, other than the non-payment of the principal of and interest on Notes which have become due solely by such acceleration, have been cured or waived as provided in
Section 5.13.

          No such rescission or annulment shall affect any subsequent default or impair any right consequent thereon.

          SECTION 5.3  Collection of Indebtedness and Suits for
Enforcement by Trustee.

          The Company covenants that if

          (1) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

          (2) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          SECTION 5.4  Trustee May File Proofs of Claim.

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or the property of the Company or its creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Notes allowed in such judicial proceeding, and

          (2) to collect and receive any moneys or other property payable or deliverable on any such claim and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Notes to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 6.7.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept, or adopt on behalf of any Holder of a Note, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Note in any such proceeding.

          SECTION 5.5  Trustee May Enforce Claims Without
Possession of Notes.

          All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which judgment has been recovered.

          SECTION 5.6  Application of Money Collected.

          Subject to Article 13, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee under Section 6.7;

          SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

          THIRD: Any remaining amounts shall be repaid to the Company.

          SECTION 5.7  Limitation on Suit.

          No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

          SECTION 5.8  Unconditional Right of Holders to Receive
Principal, Premium and Interest and To Convert.

          Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.7) interest on such Note on the Stated Maturity expressed in such Note (or, in the case of redemption or exercise of a Repurchase Right, on the Redemption
Date) and to convert such Note in accordance with Article 12, and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.

          SECTION 5.9  Restoration of Rights and Remedies.

          If the Trustee or any Holder of a Note has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Notes shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          SECTION 5.10  Rights and Remedies Cumulative.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 5.11  Delay or Omission Not Waiver.

          No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Notes, as the case may be.

          SECTION 5.12  Control by Holders of Notes.

          The Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture or expose the Trustee to personal liability, or be unduly prejudicial to the Holders not joining therein, and

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          SECTION 5.13  Waiver of Past Default.

          The Holders, either (a) through the written consent of not less than a majority in aggregate principal amount of the Outstanding Notes, or (b) by the adoption of a resolution, at a meeting of Holders of the Outstanding Notes at which a quorum is present, by the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, may on behalf of the Holders of all the Notes waive any past default hereunder and its consequences, except a default (1) in the payment of the principal of (or premium, if any) or interest on any Note or (2) in respect of a covenant or provision hereof which under Article 8 cannot be modified or amended without the consent of the Holders of each Outstanding Note affected.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

          SECTION 5.14  Undertaking for Costs.

          All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder of any Note for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note on or after the Stated Maturity expressed in such Note (or, in the case of redemption or exercise of a Repurchase Right, on or after the Redemption Date) or for the enforcement of the right to convert any Note in accordance with Article 12.

          SECTION 5.15  Waiver of Stay or Extension Laws.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                             ARTICLE 6

                            THE TRUSTEE

          SECTION 6.1  Certain Duties and Responsibilities.

          (a) Except during the continuance of an Event of Default,

               (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements to this Indenture.

          (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

               (1) this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section;

               (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

               (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

          SECTION 6.2  Notice of Defaults.

          Within 90 days after the occurrence of any Default, the Trustee shall give notice to Holders pursuant to Section 1.5 hereof, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

          SECTION 6.3  Certain Rights of Trustee.

          Subject to the provisions of Section 6.1:

               ci   the Trustee may rely and shall be protected in
          acting or refraining from acting upon any resolution, Officers' Certificate, other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (2)  any request or direction of the Company
          mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

               (3)  whenever in the administration of this
          Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

               (4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

               (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Notes pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

               (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

               (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

               (8) the Trustee shall not be deemed to have notice or actual knowledge of any Event of Default (other than an Event of Default described in Section 5.1(1) or (2)) unless a Responsible Officer of the Trustee shall have actual knowledge thereof or unless written notice thereof is received by the Trustee at its Corporate Trust Office from Holders of not less than 25% in principal amount of the Outstanding Notes; and

               (9) subject to Section 6.1, the Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

          SECTION 6.4  Not Responsible for Recitals or Issuance of
Notes.

          The recitals contained herein and in the Notes (except the Trustee's and Authenticating Agent's certificates of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

          SECTION 6.5  May Hold Notes, Act as Trustee Under Other
Indentures.

          The Trustee, any Paying Agent, any Transfer Agent, any Conversion Agent, any Registrar, any Custodian or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Transfer Agent, Conversion Agent, Registrar, Custodian or such other agent.

          The Trustee may become and act as trustee under other indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding in the same manner as if it were not Trustee.

          SECTION 6.6  Money Held in Trust.

          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise expressly agreed with the Company.

          SECTION 6.7 Compensation and Indemnification of Trustee and Its Prior Claims.

     The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ), except to the extent that any such expense, disbursement or advance is due to its negligence or bad faith. The Company also covenants to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred by it, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder or the performance of its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises, except to the extent that any such loss, liability or expense was due to the Trustee's negligence or bad faith. The obligations of the Company under this Section 6.7 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes, and the Notes are hereby subordinated to such senior claim. "Trustee" for purposes of this Section 6.7 shall include any predecessor Trustee, but the negligence or bad faith of any Trustee shall not affect the indemnification of any other Trustee.

          SECTION 6.8  Corporate Trustee Required; Eligibility.

          There shall at all times be a Trustee hereunder which shall be a corporation eligible under the Trust Indenture Act (to the extent the provisions of the Trust Indenture Act are deemed incorporated herein by reference or applicable hereto pursuant to
Section 1.13) to act as such and (together with any Person directly or indirectly controlling the Trustee) a combined capital and surplus of at least $25,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          SECTION 6.9  Resignation and Removal; Appointment of
Successor.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of
Section 6.10.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and the Company.

          (d)  If at any time:

               (1)  the Trustee shall cease to be eligible under
          Section 6.8 and shall fail to resign after written request therefor by the Company or by any Holder of a Note who has been a bona fide Holder of a Note for at least six months, or

               (2) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 5.14, any Holder of a Note who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 6.10. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of
Section 6.10, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of Notes and accepted appointment in the manner required by
Section 6.10, any Holder of a Note who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Notes in the manner provided in
Section 1.5.  Each notice shall include the name of the successor
Trustee and the address of its Corporate Trust Office.

          SECTION 6.10  Acceptance of Appointment By Successor.

          Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be eligible under this Article.

          SECTION 6.11  Merger, Conversion, Consolidation or
Succession to Business.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

          SECTION 6.12  Authenticating Agent.

          The Trustee may appoint an authenticating agent or agents with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon exchange, registration of transfer, partial redemption thereof or substitution pursuant to this Indenture. Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder and every reference herein to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication shall be deemed to include authentication and delivery on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent shall at all times be a bank or trust company authorized by law to act as an authenticating agent, having a combined capital and surplus of not less than $5,000,000 and subject to supervision or examination by a duly constituted banking authority. (If such authenticating agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 6.12, the combined capital and surplus of such authenticating agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.) If at any time an authenticating agent shall cease to be eligible in accordance with the provisions of this Section 6.12, such authenticating agent shall resign immediately in the manner and with the effect specified in this
Section 6.12.

          Any corporation into which an authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such authenticating agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an authenticating agent, shall continue to be an authenticating agent, provided such corporation shall be otherwise eligible under this Section 6.12, without the execution or filing of any paper or any further act on the part of the Trustee or the authenticating agent.

          An authenticating agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an authenticating agent by giving written notice thereof to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such authenticating agent shall cease to be eligible in accordance with the provisions of this Section 6.12, the Trustee may appoint a successor authenticating agent which shall be acceptable to the Company. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 6.12.

          The Trustee agrees to pay to each authenticating agent from time to time reasonable compensation for its services under this Section 6.12, and the Trustee shall be entitled to be reimbursed by the Company for such payments.

          If an authenticating agent is appointed with respect to the Notes pursuant to this Section 6.12, the Notes may have endorsed thereon, in addition to or in lieu of the Trustee's certification of authentication, an alternate certificate of authentication in the following form:

          This is one of the Notes referred to in the within-mentioned Indenture:

THE FIRST NATIONAL BANK OF BOSTON,
  as Trustee
  By [Authenticating Agent], as
    Authenticating Agent



By______________________________
      Authorized Signatory


          SECTION 6.13  Conflicting Interest of Trustee.

          If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act and there exists an Event of Default hereunder (exclusive of any period of grace or requirement of notice), the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to, the provisions of the Trust Indenture Act and this Indenture.


                             ARTICLE 7

       CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

          SECTION 7.1  Company May Consolidate, Etc., Only on
Certain Terms.

          The Company shall not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, unless:

               (1) in the event that the Company shall consolidate with or merge into another Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and the (I) successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made (the "Successor Corporation") (other than the case of a merger in which the Company is the Successor Corporation), shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance of every covenant of this Indenture on the part of the Company to be performed or observed and (II) the Successor Corporation shall have, by an indenture supplemental hereto, executed and delivered to the Trustee, provided for (A) conversion rights in accordance with Section 12.11 to the extent required by such Section and (B) modifications to rights of Holders to cause the repurchase of Notes upon a Designated Event in accordance with Section 11.10 to the extent required by such Section; and

               (2) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

          SECTION 7.2  Successor Corporation Substituted.

          Upon any consolidation or merger by the Company with or into any other corporation or any conveyance, transfer or lease all or substantially all of the properties and assets of the Company to any Person, in accordance with Section 7.1, the Successor Corporation shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor Corporation had been named as the Company herein, and thereafter, except in the case of a lease to another Person, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes.


                             ARTICLE 8

                      SUPPLEMENTAL INDENTURES

          SECTION 8.1  Supplemental Indentures Without Consent of
Holders of Notes.

          Without the consent of any Holders of Notes, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, for any of the following purposes:

          (1) to make provision with respect to the conversion rights of the Holders of Notes pursuant to the requirements of
     Section 12.11; or

          (2) subject to Article 13, to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes, any property or assets; or

          (3) to modify the restrictive legend set forth on the face of the form of Note in Section 2.2 or modify the forms of certificates and notices set forth in Sections 2.3, 2.4, 2.6,
     2.7 and 6.12; provided, however, that any such modification shall not adversely affect the interest of the Holders of the Notes in any material respect; or

          (4) to make further provision for the establishment or administration of a book-entry system, in which Holders would have the option to participate, for the clearance and settlement of transactions in Notes originally issued in certificated form; or

          (5) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the Successor Corporation of the covenants, agreements and obligations of the Company pursuant to Article 7;

          (6) to add to the covenants of the Company such further covenants, restrictions or conditions as the Board of Directors and the Trustee shall consider to be for the benefit of the Holders of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such supple-mental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default; or

          (7) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture or to make such other provisions in regard to matters or questions arising under this Indenture which shall not materially adversely affect the interests of the Holders of the Notes; or

          (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes; or

          (9) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualifications of this Indenture under the Trust Indenture Act (if applicable), or under any similar federal statute hereafter enacted (if applicable).

          The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supple-mental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

          SECTION 8.2  Supplemental Indentures with Consent of
Noteholders.

          With the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption thereof, adversely affect the obligation of the Company to redeem the Notes at the option of the holder upon the occurrence of a Designated Event subject to the terms set forth herein, including
Section 11.10, or impair or affect the right of any Noteholder to institute suit for the payment thereof, or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency other than that provided in the Notes, or modify the provisions of this Indenture with respect to the subordination of the Notes in a manner adverse to the Noteholders, or impair the right to convert the Notes into Common Stock subject to the terms set forth herein, including Section 12.11, without the consent of the holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of all Notes then outstanding.

          Upon the request of the Company, accompanied by the Board resolutions authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

          It shall not be necessary for any Act of Holders of Notes under this Section 8.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

          SECTION 8.3  Execution of Supplemental Indentures.

          In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.

          SECTION 8.4  Effect of Supplemental Indentures.

          Any supplemental indenture executed pursuant to the provisions of this Article 8 shall comply with the Trust Indenture Act, as then in effect, if (after giving effect by Section 1.13) such supplemental indenture is then required to so comply. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 8, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.


          SECTION 8.5  Reference in Notes to Supplemental
Indentures.

          Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Company and the Trustee, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.


                             ARTICLE 9

                   MEETINGS OF HOLDERS OF NOTES

          SECTION 9.1  Purposes for Which Meetings May Be Called.

          A meeting of Holders of Notes may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Notes or authorized under applicable law.

          SECTION 9.2  Call, Notice and Place of Meetings.

          (a) The Trustee may at any time call a meeting of Holders of Notes for any purpose specified in Section 9.1, to be held at such time and at such place in New York, New York, San Francisco, California or Milpitas, California as the Trustee shall determine. Notice of every meeting of Holders of Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.5, not less than 10 nor more than 90 days prior to the date fixed for the meeting.

          (b) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Notes shall have requested the Trustee to call a meeting of the Holders of Notes for any purpose specified in
Section 9.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Notes in the amount specified, as the case may be, may determine the time and the place in New York, New York, San Francisco, California or Milpitas, California for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph (a) of this Section.

          SECTION 9.3  Persons Entitled to Vote at Meetings.

          To be entitled to vote at any meeting of Holders of Notes, a Person shall be (a) a Holder of one or more Outstanding Notes, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Notes by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

          SECTION 9.4  Quorum; Action.

          The Persons entitled to vote a majority in principal amount of the Outstanding Notes shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Notes, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in
Section 9.2(a), except that such notice shall be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the principal amount of the Outstanding Notes which shall constitute a quorum.

          SECTION 9.5 Determination of Voting Rights; Conduct and Adjournment of Meetings.

          (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Notes in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in
Section 1.3 and the appointment of any proxy shall be proved in the manner specified in Section 1.3. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in
Section 1.3 or other proof.

          (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman (which may be the Trustee) of the meeting, unless the meeting shall have been called by the Company or by Holders of Notes as provided in Section 9.2(b), in which case the Company or the Holders of Notes calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Notes represented at the meeting.

          (c) At any meeting each Holder of a Note or proxy shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Note or proxy.

          (d) Any meeting of Holders of Notes duly called pursuant to Section 9.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Notes represented at the meeting, and the meeting may be held as so adjourned without further notice.

          SECTION 9.6  Counting Votes and Recording Action of
Meetings.

          The vote upon any resolution submitted to any meeting of Holders of Notes shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Notes shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in
Section 9.2 and, if applicable, Section 9.4. The record shall show the principal amount of the Notes voting in favor or against any resolution. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.


                            ARTICLE 10

                             COVENANTS

          SECTION 10.1  Payment of Principal, Premium and Interest.


          The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

          SECTION 10.2  Maintenance of Offices or Agencies.

          The Company hereby appoints the Corporate Trust Office of the Trustee as its initial Paying Agent, Conversion Agent and Transfer Agent, and the office of BancBoston Trust Company of New York, an Affiliate of the Trustee, at 55 Broadway, New York, New York 10006, as its initial Paying Agent, Conversion Agent and Transfer Agent in the Borough of Manhattan, The City of New York, where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange, where Notes may be surrendered for conversion, and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.

          The Company may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided, however, that until all of the Notes have been delivered to the Trustee for cancellation, or moneys sufficient to pay the principal of and premium, if any, and interest on the Notes have been made available for payment and either paid or returned to the Company pursuant to the provisions of Section 10.3, the Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange, where Notes may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee, and notice to the Holders in accordance with Section 1.5, of the appointment or termination of any such agents and of the location and any change in the location of any such office or agency.

          If at any time the Company shall fail to maintain any such required office or agency in the Borough of Manhattan, The City of New York, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made and notices and demands may be served on and Notes may be surrendered for conversion to the Corporate Trust Office of the Trustee.

          SECTION 10.3  Money for Note Payments To Be Held in
Trust.

          If the Company shall act as a Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and the Company will promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents, it will, on or before each due date of the principal of (and premium, if any) or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure so to act.

          The Company will cause each Paying Agent other than the Trustee or an Affiliate of the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

               (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

               (2) give the Trustee notice of any default by the Company in the making of any payment of principal (and premium, if any) or interest; and

               (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, subject to applicable abandoned property and escheat laws, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note appertaining thereto shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that (i) the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published in a newspaper of general circulation in the County of New York customarily published on each Business Day in the English language, notice that such money remains unclaimed and that after a date specified in such notice, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

          SECTION 10.4  Corporate Existence.

          Subject to Article 7, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

          SECTION 10.5  Waiver of Certain Covenants.

          The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 10.4, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Notes shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

          SECTION 10.6  Delivery of Certain Information.

          At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or Beneficial Owner of a Note, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder, to such Beneficial Owner or to a prospective purchaser designated by such Holder or Beneficial Owner, as the case may be, in order to permit compliance by such Holder or Beneficial Owner with Rule 144A under the Securities Act in connection with the resale of such Note by such Holder or Beneficial Owner; provided, however, the Company shall not be required to furnish such information in connection with any request made on or after the date which is three years from the date such Note (or any predecessor Note) was acquired from the Company; and provided, further, however, the Company shall not be required to furnish such information at any time to a prospective purchaser located outside the United States who is not a "U.S. person" within the meaning of Regulation S under the Securities Act if such Note may then be sold to such prospective purchaser in accordance with Rule 904 under the Securities Act (or any successor provision thereto). "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).


                            ARTICLE 11

        REDEMPTION OF NOTES AND REPURCHASE RIGHT OF HOLDERS

          SECTION 11.1  Right of Redemption and Repurchase Right of
Holders.

          The Notes may be redeemed at the election of the Company, or repurchased at the option of a Holder subsequent to the occurrence of a Designated Event, subject to the conditions, at the times and at the prices specified in the form of Notes set forth in
Section 2.2, together with accrued interest to the Redemption Date or the Repurchase Date, as the case may be.

          SECTION 11.2  Applicability of Article.

          Redemption of Notes at the election of the Company or otherwise or repurchase of Notes by the Company at the option of Holders subsequent to the occurrence of a Designated Event, as permitted or required by any provision of the Notes or this Indenture, shall be made in accordance with such provision and this Article.

          SECTION 11.3  Election To Redeem; Notice to Trustee.

          The election of the Company to redeem any Notes shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of all of the Notes, the Company shall, at least 30 but not more than 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date. In case of any redemption at the election of the Company of less than all the Notes, the Company shall (at least 10 days prior to the date the Trustee will be requested to give notice of the redemption unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed.

          SECTION 11.4  Selection by Trustee of Notes To Be
Redeemed.

          If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected by the Trustee, at least 10 days prior to the date the Trustee will be requested to give notice of the redemption from the Outstanding Notes not previously called for redemption, by lot, pro rata or in such manner as the Trustee may deem to be fair and appropriate. Partial redemption must be in an amount not less than $1,000,000 aggregate principal amount of Notes. Such method of selection may provide for the selection for redemption of portions (in amounts equal to $250,000 or an integral multiple of $1,000 in excess thereof) of the principal amount of Notes of a denomination larger than $250,000 (provided that the principal amount of any portion of a Note not so redeemed is equal to or in excess of $250,000).

          If any Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed to be the portion selected for redemption. Notes which have been converted during a selection of Notes to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection.

          The Trustee shall promptly notify the Company and each Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

          SECTION 11.5  Notice of Redemption or Designated Event.

          (a) Notice of redemption shall be given in the manner provided in Section 1.5 to the Holders of Notes to be redeemed.
Notice shall be given not less than 30 nor more than 60 days prior to the Redemption Date.

          All notices of redemption shall state:

          (1)  the Redemption Date,

          (2)  the Redemption Price, and accrued interest, if any,

          (3) if less than all the Outstanding Notes are to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes which will be outstanding after such partial redemption,

          (4) that on the Redemption Date the Redemption Price, and accrued interest, if any, will become due and payable upon each such Note to be redeemed, and that interest thereon shall cease to accrue on and after said date,

          (5) the Conversion Price, the date on which the right to convert the principal of the Notes to be redeemed will terminate and the places where such Notes may be surrendered for conversion, and

          (6) the place or places where the Notes to be redeemed are to be surrendered for payment of the Redemption Price and accrued interest, if any.

          In case of a partial redemption, the notice given shall specify the last date on which exchanges or registration of transfers of Notes may be made pursuant to Section 3.5 and shall specify the serial numbers of the Notes or portions thereof (in amounts equal to $250,000 or integral multiples of $1,000 in excess thereof, provided that the principal amount of any portion not so redeemed shall be equal to or in excess of $250,000) called for redemption.

          Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name of and at the expense of the Company.

          (b) In case a Designated Event shall have occurred, the Company shall give notice (the "Company Notice") of such Designated Event and the Repurchase Right arising as a result thereof in the manner provided in Section 1.5 to the Holders and the Trustee within thirty days following such occurrence; provided that the Trustee shall not be deemed to have notice of such Designated Event until the date notice of such Designated Event is actually received by the Trustee. The notice shall set forth details regarding the right of the Holders to require the Company to purchase all of their Notes on the Repurchase Date, which date shall be the forty-fifth day following the date of the Company Notice or, if not a Business Day, the next following Business Day, and the place at which Notes are to be presented and surrendered for purchase, and shall state that interest accrued to the Repurchase Date will be paid as specified in said notice (except if the Repurchase Date shall be an Interest Payment Date) and that from and after said Repurchase Date interest thereon shall cease to accrue with respect to any Notes presented and surrendered for purchase. Any Holder of Notes intending to exercise its Repurchase Right shall deliver irrevocable written notice of such intention to the Trustee and the Company (or an agent designated by the Company for such purpose), and shall concurrently present and surrender its Notes in proper form for purchase by the Company, on or before the close of business on the thirtieth day after the date of the Company Notice. The notice of exercise of a Repurchase Right shall specify the name of such Holder and shall identify the Notes (or the principal amount of portions thereof) that are to be so purchased and their aggregate principal amount. No such notice shall be deemed to have been delivered, and no such Notes shall be deemed to have been presented and surrendered, until such notice and Notes are actually received by the Company or its designated agent. The Repurchase Right shall terminate as of the close of business on the thirtieth day after the date of the Company Notice and the Company shall not be obligated to purchase any Notes presented and surrendered from and after such termination date.

          SECTION 11.6  Deposit of Redemption Price and Repurchase
Price.

          (a) On or before the Redemption Date or the Repurchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Redemption Price or Repurchase Price of, and (except if the Redemption Date or the Repurchase Date shall be an Interest Payment Date) accrued interest on, all the Notes which are to be redeemed on that date other than any Notes called for redemption on that date which have been converted prior to the date of such deposit.

          If any Note called for redemption is converted, any money deposited with the Trustee or with a Paying Agent or so segregated and held in trust for the redemption of such Note shall (subject to any right of the Holder of such Note or any Predecessor Note to receive interest as provided in the last paragraph of Section 3.7) be paid to the Company on Company Request or, if then held by the Company, shall be discharged from such trust.

          (b) Notwithstanding anything to the contrary in this Indenture, if the giving of the notice of the occurrence of a Designated Event and the Repurchase Right arising therefrom shall have been completed as provided in Section 11.5(b), or if provision satisfactory to the Trustee for the giving of such notice shall have been made, and if the Company shall have deposited with the Trustee or with any Paying Agent (other than the Company) funds sufficient to purchase the Notes or portions thereof as to which such Repurchase Right has been exercised in accordance with Section 11.5(b), at the applicable purchase price, together with interest accrued to the Repurchase Date, then all obligations of the Company in respect of such Notes or portions thereof shall cease and be discharged, and the Holders of such Notes shall thereafter be restricted exclusively to such funds for any and all claims of whatsoever nature on their part under this Indenture, or in respect of such Notes.

          SECTION 11.7  Notes Payable on Redemption Date and
Repurchase Date.

          (a) Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price together with accrued interest to the Redemption Date; provided, however, that the installments of interest on Notes whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such on the relevant Record Date according to their terms and the provisions of Section 3.7.

          If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Note.

          (b) With respect to each Note which has been presented and surrendered and as to which notice has been given to the Company of the Holder's intention to exercise its Repurchase Right in accordance with Section 11.5(b), such Note shall become due and payable on the Repurchase Date. Upon presentation and surrender of each Note in accordance with this Article 11, such Note shall be purchased by the Company at the purchase price therefor, together with interest accrued thereon to the Repurchase Date. Interest on any Note with respect to which a Holder has exercised its Repurchase Right shall cease to accrue from and after the Repurchase Date (unless the Company shall default in the payment of any such Note at the purchase price, together with interest accrued thereon to the Repurchase Date); provided, however, that the installments of interest on Notes whose Stated Maturity is on or prior to the Repurchase Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such on the relevant Record Date according to their terms and the provisions of Section 3.7.

          SECTION 11.8  Notes Redeemed or Repurchased in Part.

          Any Note which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 10.2 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

          Upon presentation and surrender of any Note which is to be purchased in part only, upon its purchase, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder thereof, without service charge, a new Note or Notes in authorized denominations in aggregate principal amount equal to the portion of the Note not purchased.

          SECTION 11.9  Conversion Arrangement on Call for
Redemption.

          In connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any Notes by an agreement with one or more investment bankers or other purchasers to purchase such Notes by paying to the Trustee in trust for the Noteholders, on or before the date fixed for redemption, an amount not less than the applicable redemption price, together with interest accrued to the date fixed for redemption, of such Notes. Notwithstanding anything to the contrary contained in this
Article 11, the obligation of the Company to pay the redemption price of such Notes, together with interest accrued to the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the date fixed for redemption, any Notes not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Article 12) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption (and the right to convert any such Notes shall be deemed to have been extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Notes. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Notes between the Company and such purchasers to which the Trustee has not consented in writing, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

          SECTION 11.10     Provision in Case of Certain
Consolidations, Mergers or Conveyances of Assets.

          In case of any consolidation, merger, conveyance, transfer or lease to which Section 12.11 applies, in which the Common Stock of the Company is changed or exchanged as a result into the right to receive securities, cash or other property which includes shares of common stock of the Company or another Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such securities, cash and other property (as determined by the Company, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if, after giving effect to Section 1.13, such supplemental indenture is then required to so comply) modifying the provisions of this Indenture relating to the right of Holders of Notes to cause the Company to purchase Notes following a Designated Event, including the applicable provisions of this Article 11 and the definitions of Designated Event, Change of Control and Termination of Trading, as appropriate, as determined in the good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to such common stock and the issuer thereof if different from the Company and Common Stock of the Company (in lieu of the Company and the Common Stock of the Company).


                            ARTICLE 12

                        CONVERSION OF NOTES

          SECTION 12.1  Conversion Privilege and Conversion Price.

          Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Note or any portion of the principal amount thereof (in an amount equal to $250,000 or an integral multiple of $1,000 in excess thereof, provided that the principal amount of any portion not so converted shall be equal to or in excess of $250,000) may be converted at the principal amount thereof, or of such portion thereof, into that number of duly authorized, fully paid and nonassessable shares of Common Stock, obtained by dividing such principal amount of the Note or portion thereof surrendered for conversion by the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall commence, with respect to all Notes, 60 days following the Closing Date and expire at the close of business on March 15, 2001. In case a Note or portion thereof is called for redemption, such conversion right in respect of the Note or the portion so called, shall expire at the close of business on the Business Day next preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption. In the case of a Designated Event for which the Holder exercises its Repurchase Right with respect to a Note or portion thereof, such conversion right in respect of the Note or portion thereof shall expire upon receipt by the Company or the Trustee of the written notice of exercise of such Repurchase Right. A holder of Notes is not entitled to any rights of a holder of Common Stock until such holder has converted his Notes to Common Stock and only to the extent such Notes are deemed to have been converted to Common Stock under this Article 12.

          The price at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Price") shall be initially $24.50 per share of Common Stock. The
Conversion Price shall be adjusted in certain instances as provided in paragraphs (1), (2), (3), (4) and (6) of Section 12.4.

          SECTION 12.2  Exercise of Conversion Privilege.

          In order to exercise the conversion privilege with respect to any Note, the holder of any such Note to be converted in whole or in part shall surrender such Note, duly endorsed, at an office or agency maintained by the Company for such purpose pursuant to Section 10.2, accompanied by the funds, if any, required by this Section 12.2, and shall give written notice of conversion in the form provided on the Notes (or such other notice which is acceptable to the Company) to such office or agency that the holder elects to convert such Note or the portion thereof specified in said notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 12.8. Each such Note surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Note, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or his duly authorized attorney.

          Except as provided below, no payments or adjustments in respect of any interest accrued to the date of conversion on Notes surrendered for conversion or any dividends on the Common Stock issued on conversion which were declared for payment to holders of Common Stock of record as of a date prior to the date of conversion shall be made by the Company upon conversion. In the case of any Note which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date, interest on the principal amount of such Note shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on such Regular Record Date. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (except in the case of Notes or portions thereof called for redemption on a Redemption Date within such period) shall be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of Notes being surrendered for conversion. A Note converted on an Interest Payment Date need not be accompanied by the payment referred to in the preceding sentence, and the interest on the principal amount of such Note will be paid on such Interest Payment Date to the registered holder of such Note on the immediately preceding Regular Record Date.

          As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares of Common Stock issuable on conversion are to be issued in a name other than that of the Noteholder (as if such transfer were a transfer of the Note or Notes (or portion thereof) so converted), the Company shall issue and shall deliver to such holder at the office or agency maintained by the Company for such purpose pursuant to
Section 10.2, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Note or portion thereof in accordance with the provisions of this Article and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 12.3. In case any Note of a denomination greater than $250,000 shall be surrendered for partial conversion, and subject to Section 2.2, the Company shall execute and the Trustee shall authenticate and deliver to the holder of the Note so surrendered, without charge to him, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

          Each conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the date on which the requirements set forth above in this Section 12.2 have been satis-fied as to such Note (or portion thereof), and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Note shall be surrendered.

          All shares of Common Stock delivered upon such conversion within the three years following the Closing Date shall bear a restrictive legend substantially in the form set forth below and shall be subject to the restrictions on transfer provided in such legend:

          THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. THE HOLDER THEREOF AGREES THAT UNTIL THE EXPIRATION OF THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THE NOTE UPON THE CONVERSION OF WHICH THE COMMON STOCK EVIDENCED HEREBY WAS ISSUED, (1) IT WILL NOT RESELL OR OTHERWISE TRANSFER THE COMMON STOCK EVIDENCED HEREBY EXCEPT (A) TO LSI LOGIC CORPORATION (THE "COMPANY") OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN COMPLIANCE WITH RULE 144A,
     (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2),
     (3) OR (7) UNDER THE SECURITIES ACT) THAT PRIOR TO SUCH TRANSFER, FURNISHES TO THE FIRST NATIONAL BANK OF BOSTON, AS TRANSFER AGENT, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRANSFER AGENT), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (E) IN A TRANSACTION OF A TYPE OTHER THAN THOSE DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C) OR (D) IN CONNECTION WITH WHICH THE COMPANY SHALL HAVE RECEIVED A LEGAL OPINION, IN FORM AND SUBSTANCE SATISFACTORY TO IT AND ITS COUNSEL, TO THE EFFECT THAT THE PROPOSED TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; (2) PRIOR TO ANY SUCH TRANSFER PURSUANT TO CLAUSE (1)(C), (D) OR (E) ABOVE, IT WILL FURNISH TO THE FIRST NATIONAL BANK OF BOSTON, AS TRANSFER AGENT, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE COMMON STOCK EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THREE YEARS FROM THE ORIGINAL ISSUANCE OF THE NOTE UPON THE CONVERSION OF WHICH THE COMMON STOCK EVIDENCED HEREBY WAS ISSUED. AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

          If shares of Common Stock to be issued upon conversion of a Restricted Note within three years after the Closing Date, are to be registered in a name other than that of the Holder of such Restricted Note, the notice of assignment set forth in Section 2.6 set forth on such Restricted Note must be properly completed, dated the date of such surrender and signed by the Holder of such Restricted Note. Neither the Trustee nor any Conversion Agent, Registrar or Transfer Agent shall be required to register in a name other than that of the Holder shares of Common Stock or Notes issued upon conversion of any such Restricted Note for which such notice of assignment has not been properly completed.

          SECTION 12.3  Fractions of Shares.

          No fractional shares of Common Stock shall be issued upon any conversion of any Note or Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Note or Notes (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Quoted Price of the Common Stock as of the trading day before the date of conversion.

          SECTION 12.4  Adjustment of Conversion Price.

          The Conversion Price shall be subject to adjustments from time to time as follows:

               (1) In case at any time after the Closing Date, the Company shall pay or make a dividend or other distribution on Common Stock of the Company in shares of its Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be adjusted so that the same shall equal the price determined by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. In the event that any such dividend or other distribution is not paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if the date fixed for the determination of stockholders entitled to receive such dividend or other distribution had not been fixed.

               (2) In case at any time after the Closing Date, the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within 45 days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (5) of this Section) on the record date fixed for determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price obtained by multiplying the Conversion Price in effect at the opening of business on the date after such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on the close of business on such record date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following such record date. To the extent that shares of Common Stock are not delivered after the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if the record date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such current market price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors whose determination shall be conclusive.

               (3) In case at any time after the Closing Date, outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case at any time after the Closing Date, outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination become effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

               (4) In case at any time after the Closing Date, (X) the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock any rights or warrants to subscribe for or purchase any securities of the Company or any evidence of indebtedness or other securities of the Company or cash or other assets (other than (a) Common Stock, (b) any regular quarterly dividend payable solely in cash out of retained earnings of the Company that may from time to time be fixed by the Board of Directors, (c) any rights or warrants referred to in paragraph (2) of this Section and (d) any securities, cash or assets distributed upon a merger or consolidation or other event to which Section 12.11 applies), or (Y) the Company or any of its Subsidiaries shall purchase shares of Common Stock and the price per share of Common Stock paid by the Company or its Subsidiary, as the case may be, exceeds the Quoted Price determined as of the earlier of the date the Company enters into a binding contract for the purchase of such shares or the date such purchase is consummated, where, in the case of a distribution to which the preceding clause (X) applies, the fair market value of such distribution, or, in the case of a purchase of Common Stock to which the preceding clause (Y) applies, the fair market value of the aggregate consideration paid in excess of the applicable Quoted Price, in either such case, combined with the sum of (x) the aggregate fair market value of other distributions of the type described in the preceding clause (X) paid within the twelve (12) months preceding the date of payment of such distribution or the purchase of such shares of Common Stock, as the case may be (excluding any such distributions (or portions thereof) in respect of which an adjustment pursuant to this paragraph (4) previously has been made), and (y) the aggregate amount of any amounts previously paid for the purchase of Common Stock in excess of the applicable Quoted Price of a type described in the preceding clause
          (Y) within the twelve (12) months preceding the date of payment of such distribution or the purchase of such shares of Common Stock, as the case may be (excluding any such payments (or portions thereof) in respect of which an adjustment pursuant to this paragraph (4) of this Section previously has been made), exceeds, in the case of a distribution of the type described in the preceding clause (X), 15% of the Distribution Date Market Capitalization on the date fixed for determining the stockholders entitled to receive such distribution (the amount of any such excess, herein an "Excess Distribution"), and in the case of the purchase of shares of Common Stock at a per share price of in excess of the applicable Quoted Price to which the preceding clause (Y) applies, exceeds 15% of the Purchase Date Market Capitalization (the amount of any such excess, herein an "Excess Purchase Amount") then, and in each such case, the Conversion Price shall be adjusted as set forth in this paragraph (4). For purposes of this paragraph (4), the term "Distribution Date Market Capitalization" means, with reference to any date fixed for determining the holders of Common Stock entitled to any distribution to which clause (X) above applies, the product of the number of shares of Common Stock outstanding at the open of business on such date and the current market price per share of Common Stock on such date (determined as provided in paragraph (5) of this Section). For purposes of this paragraph (4), the term "Purchase Date Market Capitalization" means, with reference to any date on which the purchase of shares of Common Stock by the Company or any of its Subsidiaries is consummated to which clause (Y) above applies, the product of the number of shares of Common Stock outstanding (including any shares being purchased by the Company or any of its Subsidiaries on such date) at the open of business on such date and the current market price per share of Common Stock on such date (determined as provided in paragraph (5) of this Section).

               In case of a distribution resulting in an Excess Distribution, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which (A) the numerator shall be the current market price per share (determined as provided in paragraph (5) of this Section) of the Common Stock on the date fixed for such determination less the amount obtained by dividing (i) the amount of the Excess Distribution by (ii) the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and (B) the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

               In the case of the consummation of a purchase of Common Stock resulting in an Excess Purchase Amount, immediately prior to the opening of business on the day after the date of the consummation of such purchase of Common Stock, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the consummation of such purchase of Common Stock by a fraction of which (A) the numerator shall be the current market price of the Common Stock on the date of the consummation of such purchase of Common Stock less the amount obtained by dividing (i) the amount of the Excess Purchase Amount by (ii) the number of shares of Common Stock outstanding at the open of business on such date and (B) the denominator shall be the current market price of the Common Stock on the date of the consummation of such purchase of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date of the consummation of such purchase of Common Stock.

               In the event that any dividend or distribution which was counted in calculating an Excess Distribution Amount or Excess Purchase Amount for which an adjustment to the Conversion Price was made is not paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

               For purposes of this paragraph (4), the fair market value of any dividend or distribution or consideration paid or payable for the purchase of Common Stock, in each case, other than any portion thereof in cash, shall be determined by the Board of Directors, whose determination shall be conclusive.

               Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this paragraph (4) (and no adjustment to the Conversion Price under this paragraph (4) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant (including the Rights) is subject to successive Trigger Events, upon the satisfaction of each of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such Trigger Event shall be deemed to be such date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof) (so that, by way of illustration and not limitation, the dates of issuance of any Rights shall be deemed to be the dates on which such Rights become exercisable to purchase capital stock of the Company, and not the date on which such Rights may be issued, or may become evidenced by separate certificates, if such Rights are not then so exercisable). In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto (including the Rights), that was counted for purposes of calculating an Excess Distribution Amount or Excess Purchase Amount for which an adjustment to the Conversion Price under this paragraph (4), (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants (including the Rights) which shall have expired or been terminated without exercise by holders thereof, the Conversion Price shall be readjusted as if only those rights and warrants which remain unexpired or not terminated or which had been exercised prior to expiration or termination had been issued. Notwithstanding the foregoing, in lieu of any adjustments with respect to the Rights, the Company may amend the Rights Plan to provide that upon conversion of the Note the Noteholders will receive, in addition to the Common Stock issuable upon such conversion, the Rights which would have attached to such shares of Common Stock if the Rights had not become separated from the Common Stock pursuant to the provisions of the Rights Plan.

               Notwithstanding any provision of this Section 12.4, rights, warrants, evidences of indebtedness, other securities, cash or other assets shall be deemed not to have been distributed and any such distributions shall not be counted for purposes of calculating Excess Distribution Amounts and Excess Purchase Amounts under this paragraph (4), if the Company makes proper provision so that each Holder who converts such Note (or any portion thereof) after the date fixed for determination of stockholders entitled to receive such distribution shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the amount and kind of such distributions that such Holder would have been entitled to receive if such Holder had, immediately prior to such determination date, converted such Note into Common Stock; provided that, with respect to any rights, warrants or other securities ("Securities") that are convertible, exchangeable or exercisable, the foregoing provision shall only apply to the extent (and so long as) the Securities receivable upon conversion of such Note would be convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges, for a period of at least 60 days following conversion of such Note.

               For purposes of this Section 12.4, any dividend or distribution to which this paragraph (4) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants to which paragraph (2) of this Section applies (and any Conversion Price reduction required by paragraph (4) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by paragraphs (1) and (2) of this Section with respect to such dividend or distribution shall then be made, except (A) the record date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "the date fixed for such determination", "the record date fixed for determination of stockholders entitled to receive such rights or warrants" and "such record date" within the meaning of paragraphs (1) and (2) of this Section and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of paragraph
          (1) of this Section).

               (5) For the purpose of any computation under paragraphs (2) and (4) of this Section, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily Quoted Prices per share of Common Stock for the five consecutive Business Days selected by the Company commencing not more than 20 Business Days before the day in question.

               (6)  In addition to the adjustments in the
          Conversion Price required by paragraphs (1), (2), (3) and
          (4) of this Section, the Company may, but shall not be obligated to, make such adjustments in the Conversion Price as it considers to be advisable in order that any event treated for United States federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the holders of Common Stock; provided, however, that nothing in this Indenture shall be construed as requiring the Company to pay any amount of taxes, with respect to any amount that is treated for United States federal income tax purposes as a dividend of stock or stock rights as a result of any adjustment of Conversion Price described in this Section 12.4.

               To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive and described in a Board Resolution. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to all Holders a notice in accordance with Section 1.5 of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period it will be in effect.

               (7) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such price; provided, however, that any adjustments which by reason of this paragraph (7) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

               No adjustment need be made for a change in the par value or no par value of the Common Stock.

               For the purposes of this Section 12.4, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

          SECTION 12.5  Notice of Adjustments of Conversion Price.

          Whenever the Conversion Price is adjusted as herein provided:

               (1)  the Company shall compute the adjusted
          Conversion Price in accordance with Section 12.4 and shall prepare an Officers' Certificate signed by the Treasurer, Chief Financial Officer or General Counsel of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such Officers' Certificate shall forthwith promptly be filed with the Trustee and with each Conversion Agent; and

               (2)  other than in the case of an adjustment
          pursuant to the second paragraph of paragraph (6) of
          Section 12.4 for which the notice required by such paragraph has been provided, a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be required, and such notice shall be provided by the Company to all Holders in accordance with Section 1.5.

          Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such Officers' Certificate, except to exhibit the same to any Holder of Notes desiring inspection thereof at its office during normal business hours.

          SECTION 12.6  Notice of Certain Corporate Action.

If:

               (1) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its capital surplus or the consolidated retained earnings of the Company; or

               (2) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

               (3) there shall occur any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance, transfer or lease of all or substantially all of the assets of the Company; or

               (4) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Notes pursuant to
Section 10.2, and shall cause to be provided to all Holders in accordance with Section 1.5, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable record or effective date hereinafter specified, a notice stating
(x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, conveyance, transfer, lease, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, conveyance, transfer, lease, dissolution, liquidation or winding up.

          SECTION 12.7  Company to Reserve Common Stock.

          The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Notes, the full number of shares of fully paid and nonassessable Common Stock then issuable upon the conversion of all Outstanding Notes.

          SECTION 12.8  Taxes on Conversions.

          Except as provided in the next sentence, the Company will pay any and all taxes and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto (excluding any tax liability arising from (i) the payment of cash in lieu of fractional shares, (ii) any payment of interest on the Notes made to the Holder subsequent to the date of conversion or (iii) any adjustment to the Conversion Price). A Holder delivering a Note for conversion shall be liable for and will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

          SECTION 12.9  Covenant as to Common Stock.

          The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and nonassessable and, except as provided in
Section 12.8, the Company will pay all taxes, liens and charges with respect to the issue thereof.

          SECTION 12.10  Cancellation of Converted Notes.

          All Notes delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 3.9.

          SECTION 12.11 Provision in Case of Consolidation, Merger or Conveyance of Assets.

          In case of (i) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination or a distribution to which Section 12.4(1) or (2) apply), or (ii) any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any conveyance, transfer or lease of all or substantially all of the assets of the Company as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets with respect to, or in exchange for, Common Stock, then the Company or the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if, after giving effect to
Section 1.13, such supplemental indenture is then required to so comply) providing that the Holder of each Note then outstanding shall have the right thereafter, during the period such Note shall be convertible as specified in Section 12.1, to convert such Note only into the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, conveyance, transfer or lease by a holder of the number of shares of Common Stock of the Company into which such Note might have been converted immediately prior to such reclassification, change, consolidation, merger, conveyance, transfer or lease, assuming such holder of Common Stock of the Company (A) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such conveyance, transfer or lease was made, as the case may be ("Constituent Person"), or an Affiliate of a Constituent Person and (B) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, transfer or lease (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, transfer or lease is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, conveyance, transfer or lease by others than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, transfer or lease by the holders of each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares), and assuming, if such reclassification, change, consolidation, merger, conveyance, transfer or lease is prior to sixty (60) days after the Closing Date, that the Notes were convertible at the time of such reclassification, change, consolidation, merger, conveyance, transfer or lease at the initial Conversion Price specified in Section 12.1 as adjusted from the Closing Date to such time pursuant to paragraphs (1), (2), (3), (4) and (6) of Section 12.4. Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, conveyances, transfers or leases. The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or other securities or property or cash receivable by Holders of Notes upon the conversion of their Notes after any such reclassification, change, consolidation, merger, conveyance, transfer or lease or to any such adjustment, but may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Opinion of Counsel with respect thereto, which the Company shall cause to be furnished to the Trustee upon request.

          If this Section 12.11 applies to any event of occurrence,
Section 12.4 shall not apply.

          SECTION 12.12  Responsibility of Trustee for Conversion
Provisions.

          The Trustee, subject to the provisions of Section 6.1, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee, subject to the provisions of
Section 6.1, nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Note; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 6.1, nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of stock or share certificates or other securities or property upon the surrender of any Note for the purpose of conversion; and the Trustee, subject to the provisions of
Section 6.1, and any Conversion Agent shall not be responsible or liable for any failure of the Company to comply with any of the covenants of the Company contained in this Article.

          SECTION 12.13     General Considerations.

          Whenever successive adjustments to the Conversion Price are called for pursuant to this Article 12, such adjustments shall be made to the conversion price adjustments set forth in
Section 12.4 (and related provisions) as may be necessary or appropriate to effectuate the intent of this Article and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.


                            ARTICLE 13

                           SUBORDINATION

          SECTION 13.1  Notes Subordinated to Senior Debt.

          The Company covenants and agrees, and each Holder of Notes, by his acceptance thereof, likewise covenants and agrees, that the indebtedness represented by the Notes and the payment of the principal of (and premium, if any) and interest on each and all of the Notes is hereby expressly subordinate and junior, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Debt.

          (a) In the event of any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise, then the holders of all Senior Debt shall first be entitled to receive payment of the full amount due thereon in respect of principal (and premium, if any) and interest, or provision shall be made for such amount in money or money's worth, before the Holders of any of the Notes are entitled to receive any payment or distribution of any character, whether in cash, securities or other property, on account of the principal of (or premium, if any) or interest on the indebtedness evidenced by the Notes.

          (b) In the event of any default in payment of the principal of or premium, if any, or interest on rent under, or any other payment obligation under any Senior Debt beyond any applicable grace period with respect thereto, then, unless and until all such payments due in respect of such Senior Debt have been paid in full or such default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company with respect to the principal of, premium, if any, or interest on the Notes or to acquire any of the Notes (including any repurchase pursuant to the exercise of the Repurchase Right).

          (c) In the event (i) any event of default with respect to any Senior Debt shall have occurred and be continuing permitting the holders of such Senior Debt (or a trustee or other representative on behalf of the holders thereof) to declare such Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, upon written notice thereof to the Company and the Trustee by any Holders of Senior Debt (or a trustee or other representative on behalf of the holders thereof) (the "Default Notice"), unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or
(ii) any judicial proceeding shall be pending with respect to any such default in payment or event of default, then no payment shall be made by the Company, directly or indirectly, with respect to principal of, premium, if any, or interest on the Notes (including any repurchase pursuant to the exercise of the Repurchase Right) provided, however, that clause (i) of this paragraph shall not prevent the making of any such payment by the Company with respect to the Notes for more than 179 days after a Default Notice shall have been received by the Trustee unless the Senior Debt in respect of which such event of default exists has been declared due and payable in its entirety in which case no such payment may be made until such acceleration has been rescinded or annulled or such Senior Debt has been paid in full. Notwithstanding the foregoing, no event of default which existed or was continuing on the date of any Default Notice shall be made the basis for the giving of a second Default Notice; provided, further, however, that only one such Default Notice may be given in any 365 day period.

          (d) If the maturity of the Notes is accelerated, no payment may be made on the Notes until all amounts due or to become due on Senior Debt has been paid or until such acceleration has been cured or waived.

          (e) In the event that, notwithstanding the foregoing provisions of Sections 13.1 (a), (b), (c) and (d), any payment on account of principal of or interest on the Notes shall be made by or on behalf of the Company and received by the Trustee, by any Holder or by any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment shall be segregated and held in trust), at a time when such payment is not permitted by any of such provisions, then, unless and until all Senior Debt is paid in full with money or money's worth, or provision thereof shall have been made satisfactory to the holders thereof, or such payment is otherwise permitted to be made by the provisions of each of Sections 13.1(a), 13.1(b), 13.1(c) and 13.1(d) (subject, in each case, to the provisions of Section 13.7), such payment on account of principal of or interest on the Notes shall be held in trust for the benefit of, and shall be immediately paid over to, the holders of Senior Debt or their representative or representatives or the trustee or trustees under any indenture under which any instruments evidencing any of the Senior Debt may have been issued, as their interests may appear.

          Regardless of anything to the contrary herein, nothing shall prevent (a) any payment by the Company or the Trustee to Holders of amounts in connection with a redemption of Notes if (i) notice of such redemption has been given pursuant to Section 11.5 prior to the receipt by the Trustee of written notice as aforesaid, and (ii) such notice of redemption is given not earlier than 75 days before the Redemption Date, or (b) any payment by the Trustee to the Holders of amounts deposited with it pursuant to Sections
4.1 and 4.2.

          SECTION 13.2  Subrogation.

          Subject to the payment in full of all Senior Debt to which the indebtedness evidenced by the Notes is in the circumstances subordinated as provided in Section 13.1, the Holders of the Notes (together with the holders of any other indebtedness of the Company which is subordinate in right of payment to the payment in full of all Senior Debt, which is not subordinate in right of payment to the Notes and which by its terms grants such right of subrogation to the holders thereof) shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to such Senior Debt until all amounts owing on the Notes shall be paid in full, and, as between the Company, its creditors other than holders of such Senior Debt, and the Holders of the Notes, no such payment or distribution made to the holders of Senior Debt by virtue of this Article which otherwise would have been made to the Holders of the Notes shall be deemed to be a payment by the Company on account of such Senior Debt, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of Senior Debt, on the other hand.

          SECTION 13.3  Obligation of Company Unconditional.

          Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Debt, and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Company other than the holders of Senior Debt, nor shall anything herein or therein prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

          SECTION 13.4  Modification of Terms of Senior Debt.

          Any renewal or extension of the time of payment of any Senior Debt or the exercise by the holders of Senior Debt of any of their rights under any instrument creating or evidencing Senior Debt, including without limitation the waiver of default thereunder, may be made or done all without notice to or assent from the Holders of the Notes or the Trustee.

          No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Debt is outstanding or of such Senior Debt, whether or not such release is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Article or of the Notes relating to the subordination thereof.

          SECTION 13.5  Payments on Notes Permitted.

          Nothing contained in this Article or elsewhere in this Indenture, or in any of the Notes, shall affect the obligation of the Company to make, or prevent the Company from making, payments of the principal of, or premium, if any, or interest on the Notes in accordance with the provisions hereof and thereof, or shall prevent the Trustee or any Paying Agent from applying any moneys deposited with it hereunder to the payment of the principal of, or premium, if any, or interest on the Notes, in each case except as otherwise provided in this Article.

          SECTION 13.6  Effectuation of Subordination by Trustee.

          Each Holder of Notes, by his acceptance thereof, authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

          Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent or other Person making any payment or distribution, delivered to the Trustee or to the Holders of the Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, and as to other facts pertinent to the right of such Persons under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Persons pending judicial determination as to the right of such Persons to receive such payment.

          SECTION 13.7  Knowledge of Trustee.

          Notwithstanding the provisions of this Article or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any Senior Debt, of any default in payment of principal, premium (if any) or interest on any Senior Debt, or of any facts which would prohibit the making of any payment of moneys to or by the Trustee, or the taking of any other action by the Trustee, unless and until a Responsible Officer of the Trustee having responsibility for the administration of the trust established by this Indenture shall have received written notice thereof from the Company, any Holder of Notes, any Paying or Conversion Agent of the Company or the holder or representative of any class of Senior Debt, and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such default or facts exist; provided, however, that unless on the third Business Day prior to the date upon which by the terms hereof any such moneys may become payable for any purpose (other than a payment under Article 11) the Trustee shall have received the notice provided for in this Section 13.7, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

          SECTION 13.8  Trustee's Relation to Senior Debt.

          The Trustee shall be entitled to all the rights set forth in this Article with respect to any Senior Debt at the time held by it, to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

          Nothing in this Article shall apply to claims of or payments to the Trustee under or pursuant to Section 6.7.

          With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and the Trustee shall not be liable to any holder of Senior Debt if it shall pay over or deliver to Holders, the Company or any other Person moneys or assets to which any holder of Senior Debt shall be entitled by virtue of this Article or otherwise.

          SECTION 13.9  Rights of Holders of Senior Debt Not
Impaired.

          No right of any present or future holder of any Senior Debt to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

LSI LOGIC CORPORATION



By
   Albert A. Pimentel
   Senior Vice President -- Finance
    and Chief Financial Officer


Attest:



By
   David Sanders
   Vice President, General Counsel
    & Secretary


  THE FIRST NATIONAL BANK OF BOSTON



By
    Name:
    Title:


Attest:



By
  Name:
  Title:
Exhibit A

FORM OF PURCHASER LETTER FOR
INSTITUTIONAL ACCREDITED INVESTORS


LSI Logic Corporation
1551 McCarthy Boulevard
Milpitas, California 95035

The First National Bank of Boston
150 Royal Street
Canton, Massachusetts 02021
Attn:  Corporate Trust Department (LSI Logic
  Corporation -- Convertible Subordinated
  Notes due 2001)

Dear Ladies and Gentlemen:

     We are delivering this letter in connection with the acquisition of one or more of the 5-1/2% Convertible Subordinated
Notes due 2001 (the "Notes") of LSI Logic Corporation (the
"Company"), which are convertible into shares of the Company's
Common Stock, $.01 par value (the "Common Stock").

     We hereby confirm that:

     (i) we are an "accredited investor" within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act of 1933 (the "Securities Act") or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1),
(2) or (3) under the Securities Act (an "Institutional Accredited
Investor");

     (ii)(A) any purchase of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Securities Act and for each of which we exercise sole investment discretion or (B) we are "bank", within the meaning of Section 3(a)(2) of the Securities Act, or a "savings and loan association" or other institution described in Section 3(a)(5)(A) of the Securities Act that is acquiring Notes as fiduciary for the account or one or more institutions for which we exercise sole investment discretion;

     (iii) in the event that we purchase any Notes, we will acquire Notes having a minimum principal amount of not less than $250,000 for our own account or for any separate account for which we are acting;

     (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Notes;

     (v) we are not acquiring Notes with a view to distribution thereof or with any present intention of offering or selling Notes or the Common Stock issuable upon conversion thereof, except as permitted below; provided that the disposition of our property and property of any accounts for which are acting as fiduciary shall remain at all times within our control; and

     We understand that the Notes and the shares of Common Stock issuable upon conversion thereof (collectively, the "Securities") have not been and will not be registered under the Securities Act or any applicable state securities laws, and we agree, on our own behalf and on behalf of each account for which we acquire any Securities, that if in the future we decide to resell or otherwise transfer such Securities, such Securities may be resold or otherwise transferred only (a) to the Company or any subsidiary thereof, (b) inside the United States to a person who is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (c) inside the United States to an Institutional Accredited Investor that, prior to such transfer, furnishes to the trustee (or transfer agent, as the case may be) for such Securities a signed letter containing certain representations and agreements relating to the restrictions on transfer of such Securities (the form of which letter can be obtained from such trustee, or transfer agent, as the case may
be), (d) outside the United States in a transaction meeting the requirements of Rule 904 under the Securities Act or (e) in a transaction of a type other than those described in the foregoing clauses (a), (b), (c) or (d) in connection with which the Company shall have received a legal opinion, in form and substance satisfactory to it and its counsel, to the effect that the proposed transfer is being made pursuant to an exemption from or in a transaction not subject to, the registration statement requirements of the Securities Act. We agree that any such transfer of Securities referred to in this paragraph shall be in accordance with applicable securities laws of any State of the United States or any other applicable jurisdiction and in accordance with the legends set forth on the Securities. We further agree to provide any person purchasing any of the Securities from us a notice advising such purchaser that resales of such securities are restricted as stated herein. We understand that the registrar and transfer agent for the Securities will not be required to accept for registration of transfer any Securities, except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with. We further understand that any Securities will be in the form of definitive physical certificates and that such certificates will bear a legend (unless the sale of the Securities has been registered under the Securities Act) reflecting the substance of this paragraph.

     We acknowledge that the Company, others and you will rely upon our confirmations, acknowledgement and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

     THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.



                                   (Name of Purchaser)


                                   By:

                                   Name:

                                   Title:

                                   Address:

                            Exhibit B

                  FORM OF LEGEND FOR RESTRICTED
                          COMMON STOCK


          THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. THE HOLDER THEREOF AGREES THAT UNTIL THE EXPIRATION OF THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THE NOTE UPON THE CONVERSION OF WHICH THE COMMON STOCK EVIDENCED HEREBY WAS ISSUED, (1) IT WILL NOT RESELL OR OTHERWISE TRANSFER THE COMMON STOCK EVIDENCED HEREBY EXCEPT (A) TO LSI LOGIC CORPORATION (THE "COMPANY") OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN COMPLIANCE WITH RULE 144A, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT PRIOR TO SUCH TRANSFER, FURNISHES TO THE FIRST NATIONAL BANK OF BOSTON, AS TRANSFER AGENT, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRANSFER AGENT), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (E) IN A TRANSACTION OF A TYPE OTHER THAN THOSE DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C) OR (D) IN CONNECTION WITH WHICH THE COMPANY SHALL HAVE RECEIVED A LEGAL OPINION, IN FORM AND SUBSTANCE SATISFACTORY TO IT AND ITS COUNSEL, TO THE EFFECT THAT THE PROPOSED TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; (2) PRIOR TO ANY SUCH TRANSFER PURSUANT TO CLAUSE (1)(C), (D) OR
     (E) ABOVE, IT WILL FURNISH TO THE FIRST NATIONAL BANK OF BOSTON, AS TRANSFER AGENT, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE COMMON STOCK EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THREE YEARS FROM THE ORIGINAL ISSUANCE OF THE NOTE UPON THE CONVERSION OF WHICH THE COMMON STOCK EVIDENCED HEREBY WAS ISSUED. AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

LSI LOGIC CORPORATION,

                          ISSUER

AND

THE FIRST NATIONAL BANK OF BOSTON,

                           TRUSTEE





INDENTURE

Dated as of March 23, 1994



$143,750,000


5-1/2% CONVERTIBLE SUBORDINATED NOTES
DUE 2001




                        TABLE OF CONTENTS


                                                             Page

                            ARTICLE 1

                DEFINITIONS AND OTHER PROVISIONS
                     OF GENERAL APPLICATION. . . . . . . . . .  1

SECTION 1.1   Definitions. . . . . . . . . . . . . . . . . . .  1

SECTION 1.2   Form of Documents Delivered to Trustee . . . . . 12

SECTION 1.3   Acts of Holders of Notes . . . . . . . . . . . . 13

SECTION 1.4   Notices, Etc., to Trustee and Company. . . . . . 14

SECTION 1.5   Notice to Holders of Notes; Waiver . . . . . . . 15

SECTION 1.6   Effect of Headings and Table of Contents . . . . 15

SECTION 1.7   Successors and Assigns . . . . . . . . . . . . . 15

SECTION 1.8   Separability Clause. . . . . . . . . . . . . . . 16

SECTION 1.9   Benefits of Indenture. . . . . . . . . . . . . . 16

SECTION 1.10  Governing Law. . . . . . . . . . . . . . . . . . 16

SECTION 1.11  Legal Holidays . . . . . . . . . . . . . . . . . 16

SECTION 1.12  No Security Interest Created . . . . . . . . . . 16

SECTION 1.13  Trust Indenture Act. . . . . . . . . . . . . . . 16

                            ARTICLE 2

                          FORM OF NOTE . . . . . . . . . . . . 17

SECTION 2.1   Form Generally . . . . . . . . . . . . . . . . . 17

SECTION 2.2   Forms of Notes . . . . . . . . . . . . . . . . . 18

SECTION 2.3   Form of Trustee's Certificate of
              Authentication . . . . . . . . . . . . . . . . . 29

SECTION 2.4   Form of Conversion Notice. . . . . . . . . . . . 30

SECTION 2.5   Legends on Restricted Notes. . . . . . . . . . . 31

SECTION 2.6   Form of Notice of Assignment . . . . . . . . . . 31

SECTION 2.7   Form of Schedule of Exchanges, Conversions,
              Redemptions, Cancellations and Transfers for Global
              Notes. . . . . . . . . . . . . . . . . . . . . . 33

                            ARTICLE 3

                            THE NOTES. . . . . . . . . . . . . 34

SECTION 3.1   Title and Terms. . . . . . . . . . . . . . . . . 34

SECTION 3.2   Denominations. . . . . . . . . . . . . . . . . . 34

SECTION 3.3   Execution, Authentication, Delivery and
              Dating . . . . . . . . . . . . . . . . . . . . . 34

SECTION 3.4   Global Notes . . . . . . . . . . . . . . . . . . 35

SECTION 3.5   Registration, Registration of Transfer and
              Exchange; Restrictions on Transfer . . . . . . . 38

SECTION 3.6   Mutilated, Destroyed, Lost or Stolen Notes . . . 40

SECTION 3.7   Payment of Interest, Interest Rights
              Preserved. . . . . . . . . . . . . . . . . . . . 41

SECTION 3.8   Persons Deemed Owners. . . . . . . . . . . . . . 43

SECTION 3.9   Cancellation . . . . . . . . . . . . . . . . . . 43

SECTION 3.10  Computation of Interest. . . . . . . . . . . . . 43

SECTION 3.11  Temporary Notes. . . . . . . . . . . . . . . . . 43

                            ARTICLE 4

                   SATISFACTION AND DISCHARGE. . . . . . . . . 44

SECTION 4.1   Satisfaction and Discharge of Indenture. . . . . 44

SECTION 4.2   Application of Trust Money . . . . . . . . . . . 45

                            ARTICLE 5

                            REMEDIES . . . . . . . . . . . . . 46

SECTION 5.1   Events of Default. . . . . . . . . . . . . . . . 46

SECTION 5.2   Acceleration of Maturity; Rescission and
              Annulment. . . . . . . . . . . . . . . . . . . . 47

SECTION 5.3   Collection of Indebtedness and Suits for
              Enforcement by Trustee . . . . . . . . . . . . . 48

SECTION 5.4   Trustee May File Proofs of Claim . . . . . . . . 49

SECTION 5.5   Trustee May Enforce Claims Without Possession
              of Notes . . . . . . . . . . . . . . . . . . . . 50

SECTION 5.6   Application of Money Collected . . . . . . . . . 50

SECTION 5.7   Limitation on Suit . . . . . . . . . . . . . . . 51

SECTION 5.8   Unconditional Right of Holders to Receive
              Principal, Premium and Interest and To Convert . 51

SECTION 5.9   Restoration of Rights and Remedies . . . . . . . 52

SECTION 5.10  Rights and Remedies Cumulative . . . . . . . . . 52

SECTION 5.11  Delay or Omission Not Waiver . . . . . . . . . . 52

SECTION 5.12  Control by Holders of Notes. . . . . . . . . . . 52

SECTION 5.13  Waiver of Past Default . . . . . . . . . . . . . 53

SECTION 5.14  Undertaking for Costs. . . . . . . . . . . . . . 53

SECTION 5.15  Waiver of Stay or Extension Laws . . . . . . . . 54

                            ARTICLE 6

                           THE TRUSTEE . . . . . . . . . . . . 54

SECTION 6.1   Certain Duties and Responsibilities. . . . . . . 54

SECTION 6.2   Notice of Defaults . . . . . . . . . . . . . . . 55

SECTION 6.3   Certain Rights of Trustee. . . . . . . . . . . . 56

SECTION 6.4   Not Responsible for Recitals or Issuance of
              Notes. . . . . . . . . . . . . . . . . . . . . . 57

SECTION 6.5   May Hold Notes, Act as Trustee Under Other
              Indentures . . . . . . . . . . . . . . . . . . . 57

SECTION 6.6   Money Held in Trust. . . . . . . . . . . . . . . 58

SECTION 6.7   Compensation and Indemnification of Trustee
              and Its Prior Claims . . . . . . . . . . . . . . 58

SECTION 6.8   Corporate Trustee Required; Eligibility. . . . . 59

SECTION 6.9   Resignation and Removal; Appointment of
              Successor. . . . . . . . . . . . . . . . . . . . 59

SECTION 6.10  Acceptance of Appointment By Successor . . . . . 60

SECTION 6.11  Merger, Conversion, Consolidation or
              Succession to Business . . . . . . . . . . . . . 61

SECTION 6.12  Authenticating Agent . . . . . . . . . . . . . . 61

SECTION 6.13  Conflicting Interest of Trustee. . . . . . . . . 63

                            ARTICLE 7

      CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE . . 63

SECTION 7.1   Company May Consolidate, Etc., Only on Certain
              Terms. . . . . . . . . . . . . . . . . . . . . . 63

SECTION 7.2   Successor Corporation Substituted. . . . . . . . 64

                            ARTICLE 8

                     SUPPLEMENTAL INDENTURES . . . . . . . . . 64

SECTION 8.1   Supplemental Indentures Without Consent of
              Holders of Notes . . . . . . . . . . . . . . . . 64

SECTION 8.2   Supplemental Indentures with Consent of
              Noteholders. . . . . . . . . . . . . . . . . . . 66

SECTION 8.3   Execution of Supplemental Indentures . . . . . . 67

SECTION 8.4   Effect of Supplemental Indentures. . . . . . . . 67

SECTION 8.5   Reference in Notes to Supplemental Indentures. . 68

                            ARTICLE 9

                  MEETINGS OF HOLDERS OF NOTES

SECTION 9.1   Purposes for Which Meetings May Be Called. . . . 68

SECTION 9.2   Call, Notice and Place of Meetings . . . . . . . 68

SECTION 9.3   Persons Entitled to Vote at Meetings . . . . . . 69

SECTION 9.4   Quorum; Action . . . . . . . . . . . . . . . . . 69

SECTION 9.5   Determination of Voting Rights; Conduct and
              Adjournment of Meetings. . . . . . . . . . . . . 69

SECTION 9.6   Counting Votes and Recording Action of
              Meetings . . . . . . . . . . . . . . . . . . . . 70

                           ARTICLE 10

                            COVENANTS. . . . . . . . . . . . . 71

SECTION 10.1  Payment of Principal, Premium and Interest . . . 71

SECTION 10.2  Maintenance of Offices or Agencies . . . . . . . 71

SECTION 10.3  Money for Note Payments To Be Held in Trust. . . 72

SECTION 10.4  Corporate Existence. . . . . . . . . . . . . . . 73

SECTION 10.5  Waiver of Certain Covenants. . . . . . . . . . . 74

SECTION 10.6  Delivery of Certain Information. . . . . . . . . 74

                           ARTICLE 11

       REDEMPTION OF NOTES AND REPURCHASE RIGHT OF HOLDERS . . 75

SECTION 11.1  Right of Redemption and Repurchase Right of
              Holders. . . . . . . . . . . . . . . . . . . . . 75

SECTION 11.2  Applicability of Article . . . . . . . . . . . . 75

SECTION 11.3  Election To Redeem; Notice to Trustee. . . . . . 75

SECTION 11.4  Selection by Trustee of Notes To Be Redeemed . . 75

SECTION 11.5  Notice of Redemption or Designated Event . . . . 76

SECTION 11.6  Deposit of Redemption Price and Repurchase
              Price. . . . . . . . . . . . . . . . . . . . . . 78

SECTION 11.7  Notes Payable on Redemption Date and
              Repurchase Date. . . . . . . . . . . . . . . . . 79

SECTION 11.8  Notes Redeemed or Repurchased in Part. . . . . . 79

SECTION 11.9  Conversion Arrangement on Call for Redemption. . 80

SECTION 11.10  Provision in Case of Certain Consolidations,
               Mergers or Conveyances of Assets. . . . . . . . 81

                           ARTICLE 12

                       CONVERSION OF NOTES . . . . . . . . . . 81

SECTION 12.1   Conversion Privilege and Conversion Price . . . 81

SECTION 12.2   Exercise of Conversion Privilege. . . . . . . . 82

SECTION 12.3   Fractions of Shares . . . . . . . . . . . . . . 85

SECTION 12.4   Adjustment of Conversion Price. . . . . . . . . 86

SECTION 12.5   Notice of Adjustments of Conversion Price . . . 94

SECTION 12.6   Notice of Certain Corporate Action. . . . . . . 94

SECTION 12.7   Company to Reserve Common Stock . . . . . . . . 95

SECTION 12.8   Taxes on Conversions. . . . . . . . . . . . . . 95

SECTION 12.9   Covenant as to Common Stock . . . . . . . . . . 96

SECTION 12.10  Cancellation of Converted Notes . . . . . . . . 96

SECTION 12.11  Provision in Case of Consolidation, Merger or
               Conveyance of Assets. . . . . . . . . . . . . . 96

SECTION 12.12  Responsibility of Trustee for Conversion
               Provisions. . . . . . . . . . . . . . . . . . . 98

SECTION 12.13  General Considerations. . . . . . . . . . . . . 98

                           ARTICLE 13

                          SUBORDINATION. . . . . . . . . . . . 99

SECTION 13.1   Notes Subordinated to Senior Debt . . . . . . . 99

SECTION 13.2   Subrogation . . . . . . . . . . . . . . . . . .101

SECTION 13.3   Obligation of Company Unconditional . . . . . .101

SECTION 13.4   Modification of Terms of Senior Debt. . . . . .102

SECTION 13.5   Payments on Notes Permitted . . . . . . . . . .102

SECTION 13.6   Effectuation of Subordination by Trustee. . . .102

SECTION 13.7   Knowledge of Trustee. . . . . . . . . . . . . .103

SECTION 13.8   Trustee's Relation to Senior Debt . . . . . . .103

SECTION 13.9   Rights of Holders of Senior Debt Not
               Impaired. . . . . . . . . . . . . . . . . . . .104



Exhibit A -    Form of Purchaser Letter for Institutional
               Accredited Investors

Exhibit B -    Form of Legend for Restricted Common Stock